EXHIBIT 2





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                                                                       EXHIBIT 2

                          AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of August 30, 2000, is entered into by and among Focus Enhancements, Inc., a Delaware corporation ("Focus"), PC Video Conversion, Inc., a Delaware corporation and a wholly owned subsidiary of Focus ("Merger Subsidiary"), and Videonics, Inc., a California corporation ("Videonics").

Whereas, the Board of Directors of each of Focus, Merger Subsidiary and Videonics has determined that it is in the best interests of its shareholders that Focus and Videonics enter into a business combination under which a subsidiary of Focus will merge with and into Videonics pursuant to the Merger (as defined in Section 1.1 hereof);

Whereas, upon completion of the Merger, vacancies on the Board of Directors of Focus shall be filled by persons appointed by the Board of Directors of Focus such that the Board of Directors of Focus consists of seven persons, four of whom shall be nominated by Focus and three of whom shall be nominated by Videonics;

Whereas, upon completion of the Merger, Michael D'Addio, the Chief Executive Officer of Videonics, shall be appointed as the President and Chief Executive Officer of Focus;

Whereas, the Board of Directors of each of Focus, Merger Subsidiary and Videonics has determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, its respective business strategies and goals and has approved the Merger upon the terms and conditions set forth herein; and

Whereas, for federal income tax purposes, it is intended that the Merger shall constitute a tax-free reorganization.

Now, therefore, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:


                                    ARTICLE I
                                   THE MERGER

Section 1.1 The Merger. At the Effective Time (as defined in Section 1.2 hereof) and subject to and upon the terms and conditions of this Agreement, the Delaware Corporation Law ("DCL") and the California Corporate Law ("CCL"), Merger Subsidiary will be merged with and into Videonics (the "Merger"), whereby the separate corporate existence of Merger Subsidiary shall cease and Videonics shall continue as the surviving corporation which shall be a subsidiary of Focus. Videonics as the surviving corporation after the Merger is herein sometimes referred to as the "Surviving Corporation" and Merger Subsidiary as the non-surviving corporation after the Merger is herein sometimes referred to as the "Merged Corporation." Videonics, Focus and Merger Subsidiary are herein referred to collectively as the "Parties" and each individually as a "Party."

Section 1.2 Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VII hereof and the consummation of the Closing referred to in Section 2.9 hereof, the Parties shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware with respect to the Merger, in such form as



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required by, and executed in accordance with, the relevant provisions of the DCL and CCL (the time of such filing being the "Effective Time").

Section 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DCL and CCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Videonics and Merger Subsidiary shall continue with, or vest in, as the case may be, Videonics as the Surviving Corporation, and all debts, liabilities and duties of Videonics and Merger Subsidiary shall continue to be, or become, as the case may be, the debts, liabilities and duties of Videonics as the Surviving Corporation. As of the Effective Time, the Surviving Corporation shall be a direct subsidiary of Focus.

Section 1.4 Subsequent Actions. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be directed and authorized to execute and deliver, in the name and on behalf of either of such constituent corporations, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise to carry out this Agreement.

Section 1.5 Certificate of Incorporation; Bylaws; Directors and Officers of Surviving Corporation. Unless otherwise agreed by Videonics and Focus before the Effective Time, at the Effective Time:

         (a) the Certificate of Incorporation of Videonics as the Surviving Corporation shall be the Articles of Incorporation of Videonics as in effect immediately prior to the Effective Time, until thereafter amended as provided by Law and such Certificate of Incorporation;

         (b) the bylaws of Videonics as the Surviving Corporation shall be the bylaws of Videonics immediately prior to the Effective Time, until thereafter amended as provided by Law and the Certificate of Incorporation and the bylaws of such Surviving Corporation; and

         (c) the directors and officers of Videonics immediately prior to the Effective Time shall continue to serve in their respective offices of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal. If at the Effective Time a vacancy shall exist on the Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by Law and the bylaws of the Surviving Corporation.


                                   ARTICLE II
           EFFECT ON STOCK OF THE SURVIVING CORPORATION AND THE MERGED
                                  CORPORATION

Section 2.1 Conversion of Securities. The manner and basis of converting the shares of common stock of the Surviving Corporation and of the Merged Corporation at the Effective Time,

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by virtue of the Merger and without any action on the part of any of the Parties or the holder of any of such securities, shall be as hereinafter set forth in this Article II.

Section 2.2 Conversion of Shares.

         (a) Subject to Section 2.7, each share of common stock, no par value, of Videonics ("Videonics Common Stock") issued and outstanding immediately before the Effective Time (excluding those canceled pursuant to Section 2.3) and all rights in respect thereof, shall at the Effective Time, without any action on the part of any holder thereof, be converted into and become 0.87 shares of common stock, par value $0.01 per share, of Focus ("Focus Common Stock"), provided that any Dissenting Shares (as defined in Section 2.13) shall dealt with as provided in Section 2.13. Such ratio of Videonics Common Stock to Focus Common Stock is herein referred to as the "Exchange Ratio."

         (b) As of the Effective Time, all shares of Videonics Common Stock converted pursuant to Section 2.2(a) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate (each, an "Old Certificate") representing any such shares of Videonics Common Stock shall cease to have any rights with respect thereto, except the right to receive shares of Focus Common Stock, in accordance with
Section  2.2(a),  certain  dividends or other  distributions  in accordance with
Section 2.7(d) and any cash in lieu of fractional shares of Focus Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.6, without interest.

Section 2.3 Cancellation of Treasury Shares and Shares Owned by Focus and Merger Subsidiary. At the Effective Time, each share of Videonics Common Stock held in the treasury of Videonics or owned by Merger Subsidiary or Focus immediately prior to the Effective Time shall be canceled and retired and no shares of stock or other securities of Focus or the Surviving Corporation shall be issuable, and no payment or other consideration shall be made, with respect thereto.

Section 2.4 Conversion of Common Stock of the Merged Corporation into Common Stock of the Surviving Corporation. At the Effective Time, each share of common stock of Merger Subsidiary issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, without any action on the part of Focus, forthwith cease to exist and be converted into one validly issued, fully paid and nonassessable share of common stock, of the Surviving Corporation (the "Surviving Corporation Common Stock"). Immediately after the Effective Time and upon surrender by Focus of the certificates representing the shares of the common stock of Merger Subsidiary, Videonics as the Surviving Corporation shall deliver to Focus an appropriate certificate or certificates representing the Surviving Corporation Common Stock created by conversion of the common stock of Merger Subsidiary owned by Focus.

Section 2.5 Adjustments to Exchange Ratio. Without limiting any other provision of this Agreement, the Exchange Ratio shall be correspondingly adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Focus Common Stock or Videonics Common Stock), reorganization, recapitalization, reclassification, conversion, consolidation, contribution or exchange of shares, any shelf-registration or other like change with respect to Focus Common Stock or Videonics Common Stock occurring after the date hereof and prior to the Effective Time.

Section 2.6 Fractional Shares. No fraction of a share of Focus Common Stock will be issued hereunder, but in lieu thereof each holder of Videonics Common Stock who would otherwise be entitled to a fraction of a share of Focus Common Stock (after aggregating all fractional shares of

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Focus Common Stock to be received by such  holder)  shall  receive from Focus an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction multiplied by the closing price for a share of Focus Common Stock on the NASDAQ Composite Transaction Tape on the first trading day immediately following the Effective Time.

Section 2.7 Surrender of Certificates.

         (a) Exchange Agent. Prior to the Effective Time, Focus shall designate a bank or trust company to act as Exchange Agent in the Merger.

         (b) Focus to Provide Common Stock. On or prior to the Effective Time, Focus shall make available to the Exchange Agent for exchange in accordance with this Article II, the shares of Focus Common Stock issuable pursuant to Section
2.2 in exchange for outstanding Videonics Common Stock, together with an estimated amount of cash to be paid pursuant to Section 2.6 in lieu of fractional shares.

         (c)  Exchange  Procedures.  Promptly  after  the  Effective  Time,  the
Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Videonics Common Stock whose shares were converted into the right to receive shares of Focus Common Stock pursuant to Section 2.2, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Focus may reasonably specify) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Focus Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor, and Focus shall cause to be distributed, a certificate representing the number of whole shares of Focus Common Stock and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 2.6, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Videonics Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Focus Common Stock into which such Videonics Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 2.6. Any portion of the shares of Focus Common Stock deposited with the Exchange Agent pursuant to Section 2.7(b) which remains undistributed to the holders of the Certificates representing Videonics Common Stock for twelve (12) months after the Effective Time shall be delivered to Focus, upon demand, and any holders of Videonics Common Stock who have not theretofore complied with this Article II shall thereafter look only to Focus for Focus Common Stock, any cash in lieu of fractional shares of Focus Common Stock and any dividends or distributions with respect to Focus Common Stock to which such holders may be entitled.

         (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Focus Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Videonics Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable escheat Law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Focus Common Stock issued in exchange therefor, without interest, at

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the time of such surrender,  the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Focus Common Stock.

         (e) Transfers of Ownership. If any certificate for shares of Focus Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Focus, or any agent designated by it, any transfer or other taxes required by reason of the issuance of a certificate for shares of Focus Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Focus or any agent designated by it that such tax has been paid or is not payable.

         (f) No Liability. Notwithstanding anything to the contrary in this Agreement, none of the Exchange Agent, Focus, Merger Subsidiary or the Surviving Corporation shall be liable to a holder of Videonics Common Stock for any Focus Common Stock or any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

         (g) Withholding of Tax. Focus or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Videonics Common Stock such amounts as Focus (or any affiliate thereof) or the Exchange Agent shall determine in good faith they are required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of federal, state, local or foreign tax Law. To the extent that amounts are so withheld by Focus or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Videonics Common Stock in respect of whom such deduction and withholding were made by Focus.

Section 2.8 Further Ownership Rights in Videonics Common Stock. All shares of Focus Common Stock issued upon the surrender for exchange of Videonics Common Stock in accordance with the terms of this Article II (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Videonics Common Stock under this Article II, and there shall be no further registration of transfers on the records of the Surviving Corporation of Videonics Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

Section 2.9 Closing. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of Article VIII, and subject to the provisions of Article VII, the closing of the Merger (the "Closing") will take place at 10:00 a.m. (Eastern time) on a date (the "Closing Date") to be mutually agreed upon by the parties, which date shall be not later than the third Business Day after all the conditions set forth in Article VII shall have been satisfied (or waived in accordance with Section 8.4, to the extent the same may be waived), unless another time and/or date is agreed to in writing by the parties. The Closing shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC, unless another place is agreed to in writing by the parties.

Section 2.10 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Focus Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 2.6; provided, however, that Focus may, as a condition precedent to the issuance thereof,

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require the owner of such lost,  stolen or destroyed  certificates  to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Focus or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

Section 2.11 Tax Consequences. For federal income tax purposes, the parties intend that the Merger be treated as a tax free reorganization under the Code and the parties agree to take whatever steps are required to give effect to the Merger on such a basis.

Section 2.12 Options to Purchase Videonics Common Stock. (a) At the Effective Time, each option or warrant granted by Videonics to purchase shares of Videonics Common Stock (collectively, the "Videonics Options", and each a "Videonics Option) which is outstanding and unexercised immediately prior to the Effective Time shall be assumed by Focus and converted into an option or warrant to purchase shares of Focus Common Stock in such amount and at such exercise price as provided below and otherwise having the same terms and conditions as are in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the transactions contemplated hereby):

                  (i) the number of shares of Focus Common Stock to be subject to the new option or warrant shall be equal to the product of
                  (x) the number of shares of Videonics Common Stock subject to the Videonics Option and (y) the Exchange Ratio;

                  (ii) the exercise price per share of Focus Common Stock under the new option or warrant shall be equal to (x) the exercise price per share of the Videonics Common Stock under the Videonics Option divided by (y) the Exchange Ratio; and

                  (iii) upon each exercise of a Videonics Option by a holder thereof, the aggregate number of shares of Focus Common Stock deliverable upon such exercise shall be rounded down, if necessary, to the nearest whole share and the aggregate exercise price shall be rounded up, if necessary, to the nearest cent.

The adjustments provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

         (b) Focus shall reserve for issuance a sufficient number of shares of Focus Common Stock for delivery upon exercise of Videonics Options assumed by Focus under this Agreement. Focus shall file as soon as practicable after the Effective Date a registration statement under the Securities Act covering the shares of Focus Common Stock issuable upon the exercise of the Videonics Options assumed by Focus pursuant to Section 2.12(a), and shall use its reasonable efforts to cause such registration statement to become effective as soon thereafter as practicable and to maintain such registration in effect until the exercise or expiration of such assumed Videonics Options.

Section 2.13 Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, shares of Videonics Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by a shareholder who has the right (to the extent such right is available by Law) to demand and receive payment of the fair value of the shares of Videonics Common Stock owned by such shareholder (the "Dissenting Shares") pursuant to the CCL, shall not be converted into or be exchangeable for the right to receive the consideration provided in Section

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2.2 unless and until such shareholder  shall fail to perfect his or her right to an appraisal or shall have effectively withdrawn or lost such right under the CCL, as the case may be. Such Dissenting Shares shall be cancelled at the Effective Time and, thereafter, shall represent only the right to exercise statutory dissent right under the CCL or receive the consideration provided for in Section 2.2.


                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF VIDEONICS

Except as expressly disclosed in the Videonics Filed SEC Reports (as defined below) (including all exhibits referred to therein) or as set forth in the disclosure schedule delivered by Videonics to Focus as provided for herein (the "Videonics Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant as specified therein), Videonics hereby represents and warrants to Focus as follows:

Section 3.1 Organization and Qualification. Videonics is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Videonics has the requisite corporate power and authority and any necessary Governmental Authority, franchise, license, certificate or permit to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary.

Section 3.2 Articles of Incorporation and Bylaws. Videonics has heretofore furnished, or otherwise made available, to Focus a complete and correct copy of the Articles of Incorporation and the bylaws, each as amended to the date hereof, of Videonics. Such Articles of Incorporation and bylaws are in full force and effect. Videonics is not in violation of any of the provisions of its Articles of Incorporation.

Section 3.3 Capitalization.

         (a) The authorized capital stock of Videonics consists of (i) 10,000,000 shares of preferred stock, no par value, none of which is outstanding or reserved for issuance, and (ii) 30,000,000 shares of Videonics Common Stock, no par value, of which, as of July 31, 2000, (A) 5,899,299 shares were validly issued and outstanding as fully paid and non-assesable, (B) no shares were held in the treasury of Videonics, (C) 858,239 shares were issuable upon the exercise of options outstanding under the Videonics employee and director stock option plans or agreements, and (D) 95,000 shares were issuable pursuant to outstanding warrants. Since July 31, 2000, no shares of Videonics Common Stock have been issued, except upon the exercise of options described in the immediately preceding sentence. There are no outstanding Videonics Equity Rights except for Videonics Equity Rights issued to Videonics employees in the ordinary course of business. Section 3.3 of the Videonics Disclosure Schedule sets forth a complete and accurate list of all outstanding Videonics Equity Rights as of July 31, 2000, including the terms and the holder thereof. There are no outstanding obligations of Videonics to repurchase, redeem or otherwise acquire any shares of capital stock of Videonics.

         (b)      Videonics does not have any subsidiaries.

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         (c)  There  are  no  voting  trusts,   proxies  or  other   agreements,
commitments or understandings of any character to which Videonics is a party or by which Videonics is bound with respect to the voting of any shares of capital stock of Videonics.

Section 3.4 Authority Relative to this Agreement.

         (a) Videonics has the necessary corporate power and authority to enter into this Agreement and, subject to obtaining the requisite approval of this Agreement by Videonics' shareholders required by the CCL (the "Videonics Shareholder Approval"), to perform its obligations hereunder. The execution and delivery of this Agreement by Videonics, and the consummation by Videonics of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Videonics, subject to obtaining the Videonics Shareholder Approval. This Agreement has been duly executed and delivered by Videonics and, assuming the due authorization, execution and delivery thereof by each of Focus and Merger Subsidiary, constitutes a legal, valid and binding obligation of Videonics, enforceable against it in accordance with its terms.

         (b) The Board of Directors of Videonics has directed that this Agreement be submitted to the shareholders of Videonics for their approval and authorization. The affirmative vote of a majority (50% plus one vote) of the votes cast, in person or by proxy, by holders of the outstanding Videonics Common Stock at a special meeting of the shareholders of Videonics (the "Videonics Shareholders' Meeting") is the only vote of the holders of any class or series of capital stock of Videonics necessary to approve and authorize this Agreement, the Merger and the other transactions contemplated hereby and thereby.

Section 3.5 No Conflict; Required Filings and Consents.

         (a) Except as described in subsection (b) below, the execution and delivery of this Agreement by Videonics does not, and the performance of this Agreement by Videonics will not, (i) violate or conflict with the Articles of Incorporation or bylaws of Videonics, (ii) conflict with or violate any Law applicable to Videonics or by which any of its property or assets (including investments) is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets (including investments) of Videonics pursuant to, result in the loss of any material benefit under, or result in any modification or alteration of, or require the consent of any other party to, any contract, instrument, permit, license or franchise to which Videonics is a party or by which Videonics or any of its property or assets (including investments) is bound or affected, except, in the case of clauses (ii) and (iii) above, for conflicts, violations, breaches, defaults, results or consents which, individually or in the aggregate, would not have a Material Adverse Effect on Videonics.

         (b) Except for applicable requirements, if any, of the Securities Act, the Exchange Act, the Blue Sky Laws, the HSR Act or any Foreign Competition Laws and the filing and recordation of appropriate merger or other documents under the DCL and CCL, (i) Videonics is not required to submit any notice, report or other filing with any Governmental Authority in connection with the execution, delivery or performance of this Agreement and (ii) no waiver, consent, approval or authorization of any Governmental Authority is required to be obtained by Videonics in connection with its execution, delivery or performance of this Agreement.

Section 3.6 SEC Filings; Financial Statements.

         (a) Videonics has filed all forms, reports and documents required to be filed with the SEC since December 15, 1994 (collectively, the "Videonics SEC Reports", with such Videonics SEC Reports filed with the SEC prior to the date hereof being referred to as "Videonics Filed SEC Reports"). The Videonics SEC Reports (i) were prepared in accordance and complied as of their respective dates with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated under each of such respective Acts, and (ii) did not at the time they were filed (or if amended by a filing prior to the date hereof as of the date of such amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) The financial statements, including all related notes and schedules, contained in the Videonics SEC Reports (or incorporated by reference therein) (i) fairly present the consolidated financial position of Videonics as at the respective dates thereof and the consolidated results of operations and cash flows of Videonics for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments and (ii) in the case of financial statements included in Videonics SEC Reports, complied in all material respects with applicable accounting requirements of the SEC.

Section 3.7 Absence of Certain Changes or Events. Except as disclosed in the Videonics Filed SEC Reports and in Section 3.7 of the Videonics Disclosure Schedule, since December 31, 1999, (i) Videonics has not incurred any liability except in the ordinary course of its business consistent with its past practices and which will not, either individually or in the aggregate, have a Material Adverse Effect on Videonics, (ii) there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations of Videonics which has had, or is reasonably likely to have, a Material Adverse Effect on Videonics, and (iii) Videonics has conducted its business in the ordinary course consistent with its past practices.

Section 3.8 Litigation. There are no Actions pending or, to Videonics' knowledge, threatened against Videonics, or any properties or rights of Videonics, by or before any Governmental Authority, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Videonics or prevent, materially delay or intentionally delay the ability of Videonics to consummate transactions contemplated hereby. Videonics is not subject to any Actions or claims which, individually or in the aggregate, has or might have a Material Adverse Effect on Videonics.

Section 3.9 Permits; No Violation of Law. The business of Videonics is not being conducted in violation of any Law, or in violation of any Permits, except for possible violations none of which, individually or in the aggregate, may have a Material Adverse Effect on Videonics. No investigation or review by any Governmental Authority (including any stock exchange or other self- regulatory body) with respect to Videonics, in relation to any alleged violation of Law is pending or, to Videonics' knowledge, threatened, nor has any Governmental Authority (including any stock exchange or other self-regulatory body) indicated an intention to conduct the same, except for such investigations which, if they resulted in adverse findings, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Videonics. Videonics is not subject to any cease and desist or other order, judgment, injunction or decree issued by, or a party to any written agreement, consent agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or subject to any order or directive by, or adopted any board resolutions at the request of, any Governmental Authority that materially restricts the conduct of its business or which may reasonably be expected to have a Material Adverse Effect on Videonics, nor has Videonics been advised that any Governmental Authority is considering issuing or requesting any of the foregoing.

Section 3.10 Joint Proxy Statement. None of the information supplied or to be supplied by or on behalf of Videonics for inclusion or incorporation by reference in the registration statement to be filed with the SEC by Focus in connection with the issuance of shares of Focus Common Stock in the Merger (the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of Videonics for inclusion or incorporation by reference in the joint proxy statement, in definitive form, relating to the meetings of Videonics and Focus shareholders to be held in connection with the Merger, or in the related proxy and notice of meeting, or soliciting material used in connection therewith (referred to herein collectively as the "Joint Proxy Statement") will, at the dates mailed to shareholders and at the times of the Videonics shareholders' meeting and the Focus shareholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement and the Joint Proxy Statement (except for information relating solely to Focus) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

Section 3.11 Employee Matters; ERISA.

         (a) Section 3.11(a) of the Videonics Disclosure Schedule contains a true and complete list of each deferred compensation, incentive compensation, stock purchase, stock option and other equity compensation plan; each "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); each "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); and each other material employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by Videonics or any entity, any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with Videonics within the meaning of Section 414 of the Code or which could be deemed a "single employer" within the meaning of Section 4001(b) of ERISA (a "Videonics ERISA Affiliate"), or to which Videonics or a Videonics ERISA Affiliate is a party, whether written or oral, for the benefit of any director, employee or former employee of Videonics or any Videonics ERISA Affiliates, whether or not such plan has been terminated (the "Videonics Plans"). There are no restrictions on the ability of Videonics or any Videonics ERISA Affiliates to amend, modify or terminate any Videonics Plan and each Videonics Plan is fully and readily assignable and transferable by its sponsor to either the Focus or the Merger Subsidiary.

         (b) Videonics has heretofore made available to Focus true and complete copies of the Videonics Plans and any amendments thereto (or if the Videonics Plan is not a written Videonics Plan, a description thereof), any related trust or other funding vehicle, the three (3) most recent reports or summaries required under ERISA or the Code, the most recent audited financial statements and most recent determination letter received from the Internal Revenue Service with respect to each Videonics Plan intended to qualify under Section 401 of the Code.

         (c) No Videonics Plan is subject to Title IV of ERISA or Section 412 of the Code, nor is any Videonics Plan a "multiemployer pension plan", as defined in Section 3(37) of ERISA, or subject to Section 302 of ERISA. No Videonics Plan is a "single-employer plan under multiple controlled groups" as described in
Section 4063 of ERISA.

         (d) Except as would not be materially adverse to Videonics, each Videonics Plan has been operated and administered in all respects in accordance with its terms and applicable Law, including ERISA and the Code. There has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and
Section 4975 of the Code, with respect to any Videonics Plan; there are no claims pending (other than routine claims for benefits) or threatened against any Videonics Plan or against the assets of any Videonics Plan, nor are there any current or threatened Encumbrance on the assets of any Videonics Plan. Videonics and all Videonics ERISA Affiliates have performed all obligations required to be performed by them under, are not in default under or violation of, and have no knowledge of any default or violation by any other party with respect to, any of the Videonics Plans. All contributions required to be made to any Videonics Plan under applicable Law or the terms of the respective Videonics Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Videonics Plan for the current plan years; except as disclosed on Section 3.11(d) of the Videonics Disclosure Schedule, the transaction contemplated herein will not directly or indirectly result in an increase of benefits, acceleration of vesting or acceleration of timing for payment of any benefit to any participant or beneficiary under any Videonics Plan.

         (e) Each Videonics Plan intended to be "qualified" within the meaning of Section 401(a) of the Code and the trusts maintained thereunder that are intended to be exempt from taxation under Section 501(a) of the Code have received a favorable determination or other letter indicating that they are so qualified, and no event has occurred since the date of said letter(s) that could reasonably be expected to materially adversely affect the qualification of such Videonics Plan.

         (f) No Videonics Plan or written or oral agreement provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for directors, employees or former employees of Videonics or Videonics ERISA Affiliates for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable Law, (ii) death benefits under any "pension plan" or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

         (g) No amounts payable under the Videonics Plans will fail to be deductible for federal income Tax purposes by virtue of Section 280G of the Code.

         (h) Except as set forth in section 3.11 of the Videonics Disclosure Schedule, the execution, delivery and performance of, and consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of Videonics or any Videonics ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer, or (iii) assuming Focus takes the action specified in Section 2.12, accelerate the vesting of any stock option or of any shares of restricted stock.

Section 3.12 Employment and Labor Matters.

         (a) Except as identified in Section 3.12(a) of the Videonics Disclosure Schedule, as of the date hereof, there are no material employment, consulting, severance pay, continuation pay, termination or indemnification agreement or other similar agreements of any nature (whether in writing or not) between Videonics and any current or former shareholder, officer, director, employee, or any consultant. Except as set forth in Section 3.12(a) of the Videonics Disclosure Schedule, no individual will accrue or receive additional benefits, service or accelerated rights to payments under any Videonics Agreement or any of the agreements set forth in Section 3.12(a) of the Videonics Disclosure Schedule, including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a result of the transaction contemplated herein that could result in the payment of any such benefits or payments. Videonics is not delinquent in payments to any of its employees or consultants for any wages, salaries, commissions, bonuses or other compensation for any services. None of Videonics' employment policies or practices is currently being audited or investigated by any Governmental Authority. There are no threatened or pending Actions alleging claims against Videonics brought by or on behalf of any employee or other individual or any Governmental Authority with respect to employment practices.

         (b) Except as set forth in Section 3.12(b) of the Videonics Disclosure Schedule, there are no controversies, pending or threatened, between Videonics and any of its employees and employee relations are, in general, considered to be good; Videonics is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Videonics, nor are there any activities or proceedings of any labor union to organize any such employees of Videonics; during the past five years there have been no strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of Videonics. Videonics does not have nor at the Closing will it have any obligation under the Worker Adjustment and Retraining Notification Act (the "WARN Act"). Videonics is in material compliance with all applicable state, local, federal and foreign employment, wage and hour, labor and other employee applicable laws.

Section 3.13 Environmental Matters. Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Videonics: (i) Videonics has complied with all applicable Environmental Laws;
(ii) the properties currently owned or operated by it (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by it were not contaminated with Hazardous Substances during the period of ownership or operation by it; (iv) it is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) it has not been associated with any release or threat of release of any Hazardous Substance; (vi) it has not received any notice, demand, letter, claim or request for information alleging that it may be in violation of or liable under any Environmental Law; (vii) it is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Authority or any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) it knows of no circumstances or conditions involving it that could result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any of its properties pursuant to any Environmental Law.

Section 3.14 Absence of Restrictions on Business Activities. Except as set forth in Section 3.14 of Videonics Disclosure Schedule, there is no agreement or order binding upon Videonics or any of its properties which has had or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Videonics or the conduct of business by Videonics as currently conducted. Except as set forth in Section 3.14 of Videonics Disclosure Schedule, Videonics is not subject to any non-competition or similar restriction on its business. Videonics has not at any time entered into, or agreed to enter into, any interest rate swaps, caps, floors or option agreements or any other interest rate risk management arrangement or foreign exchange contracts.

Section 3.15 Title to Assets; Leases.  Videonics owns no real property.  Section
3.15 of Videonics Disclosure Statement sets forth a true and complete list of all real property leased by Videonics, and the aggregate monthly rental or other fee payable under such lease. Except as described in Section 3.15 of the Videonics Disclosure Schedule, Videonics has good and marketable title to all of its properties and assets, free and clear of all Encumbrances, charges and encumbrances, except Encumbrances for Taxes not yet due and payable and such Encumbrances or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby. All leases pursuant to which Videonics leases real or personal property from others are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of material default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which Videonics has not taken adequate steps to prevent such a default from occurring).

Section 3.16 Brokers. Except as disclosed in Schedule 3.16 of the Videonics Disclosure Schedule, the arrangements which have been disclosed to Focus prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's, investment banking or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Videonics.

Section 3.17 Tax Matters. Except as set forth in Section 3.17 of the Videonics Disclosure Schedule:

         (a) All federal, state, local and foreign Tax Returns required to have been filed by Videonics have been filed with the appropriate governmental authorities by the due date thereof, including extensions, and correctly and completely reflect all material Tax liabilities of Videonics required to be shown thereon;

         (b) All Taxes payable by or with respect to Videonics, have been fully paid or adequately reflected as a liability on Videonics' financial statements included in the Videonics SEC Reports;

         (c) With respect to any period for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, Videonics has made due and sufficient accruals for such Taxes in its books and records and financial statements;

         (d) Neither Videonics nor any of its affiliates has taken, agreed to take or omitted to take any action that would prevent or impede the Merger from qualifying as a tax-free reorganization under Section 368 of the Code;

         (e) No deficiencies for any Taxes have been proposed, asserted or assessed against Videonics that are not adequately reserved for under GAAP, except for deficiencies that individually or in the aggregate would not have a Material Adverse Effect on Videonics. All assessments for Taxes due and owing by or with respect to Videonics with respect to completed and settled examinations or concluded litigation have been paid. Videonics has not incurred a Tax liability since December 31, 1999, other than those incurred in the ordinary course of business.

         (f) Videonics is not aware of any material Encumbrances for Taxes upon any assets of Videonics apart from Encumbrances for Taxes not yet due and payable; and

         (g) Videonics has not requested, or been granted any waiver of any federal, state, local or foreign statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. No extension or waiver of time within which to file any Tax Return of, or applicable to, Videonics has been granted or requested which has not since expired.

         (h) Videonics is not and has never been (nor does Videonics have any liability for unpaid Taxes because it once was) a member of an affiliated, consolidated, combined or unitary group, and Videonics is not a party to any Tax allocation or sharing agreement or liable for the Taxes of any other party, as transferee or successor, by contract, or otherwise.

         (i) Videonics is not presently and has not been a "foreign investment company" as such term is defined in Section 1246(b) of the Code.

         (j) Videonics is not presently and has not been a "passive foreign investment company" as such term is defined in Section 1297(a) of the Code.

         (k) Videonics is not presently and has not been at any time during the last five years a "controlled foreign corporation" as such term is defined in
Section 957(a) of the Code.

         (l) Videonics has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under any circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code.

         (m) No unsatisfied deficiency, delinquency or default for any Tax has been ordered, proposed or assessed against or with respect to Videonics, nor has Videonics received notice of any such deficiency, delinquency or default which, in any such case, may have a Material Adverse Effect.

         (n) Videonics has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

         (o) Videonics has complied with all applicable Laws relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442 and 3406 of the Code or similar provisions under any foreign Laws) and has, within the time and in the manner required by Law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over under all applicable Laws.

         (p) No property of Videonics is "tax-exempt use property" as such term is defined in Section 168 of the Code.

         (q) Videonics has not made an election under Section 341(f) of the Code.

Section 3.18 Intellectual Property.

         (a) Section 3.18(a) of Videonics Disclosure Schedule sets forth, for the Intellectual Property owned by Videonics, a complete and accurate list of all United States and foreign (a) patents; (b) trademarks, registrations (including material Internet domain registrations) and applications and material unregistered trademarks; and (c) copyright registrations and applications, indicating for each, the applicable jurisdiction, registration number (or application number), and date issued (or date filed).

         (b) All trademarks, patents and copyrights are currently in compliance with all Laws (including the timely post-registration filing of affidavits of use and incontestability and renewal applications with respect to trademarks, and the payment of filing, examination and maintenance fees and proof of working or use with respect to patents), are valid and enforceable, and are not subject to any maintenance fees or actions falling due within ninety (90) days after the Effective Time. No issued trademark has been or is now involved in any cancellation and, to the knowledge of Videonics, no such action is threatened with respect to any of the trademarks that would have Material Adverse Effect. No patent has been or is now involved in any interference, reissue, re-examination or opposing proceeding. To the knowledge of Videonics, there are no potentially conflicting trademarks or potentially interfering patents of any third party.

         (c) Section 3.18(c) of Videonics Disclosure Schedule sets forth a complete and accurate list of all material license agreements granting to
Videonics any material right to use or practice any rights under any Intellectual Property other than Intellectual Property which is used for infrastructural purposes and is commercially available on reasonable terms (collectively, the "Videonics License Agreements"), indicating for each the title and the parties thereto.

         (d) Except as set forth in Schedule 3.18(d) of the Videonics Disclosure Schedule or as would not be materially adverse to Videonics:

                           (i) Videonics owns free and clear of all Encumbrances, all owned Intellectual Property used in Videonics' business, and has a valid and enforceable right to use all of the Intellectual Property licensed to Videonics and used in Videonics' business;

                           (ii) Videonics has taken  reasonable steps to protect
                  the Intellectual Property which Videonics owns;

                           (iii) The conduct of Videonics' business as currently
                  conducted or contemplated does not infringe upon any Intellectual Property rights owned or controlled by any third party;

                           (iv)  There  is no  litigation  pending  or,  to  the
                  knowledge of Videonics, threatened or any written claim from any Person (a) alleging that Videonics' activities or the conduct of its business infringes upon, violates, or constitutes the unauthorized use of the Intellectual Property rights of any third party or (b) challenging the ownership, use, validity or enforceability of any Intellectual Property of Videonics;

                           (v) To the knowledge of Videonics,  no third party is
                  misappropriating, infringing, diluting, or violating any Intellectual Property owned by Videonics and no such Actions have been brought against any third party by Videonics;

                           (vi) The execution, delivery and performance by Videonics of this Agreement and the consummation of the transactions contemplated hereby will not result in the loss or impairment of or give rise to any right of any third party to terminate any of Videonics' right to own any of the Intellectual Property owned by Videonics or to use any Intellectual Property licensed to Videonics pursuant to the Videonics License Agreements, nor require the consent of any Governmental Authority or third party in respect of any such Intellectual Property; and

                           (vii) The Software  owned or purported to be owned by
                  Videonics was either (i) developed by employees of Videonics within the scope of their employment, (ii) developed by independent contractors who have assigned their rights to Videonics pursuant to written agreements or (iii) otherwise acquired by Videonics from a third party.

         (e) Except as would not have a Material Adverse Effect on Videonics, all trademarks of Videonics have been in continuous use by Videonics. To the knowledge of Videonics (i) there has been no prior use of such trademarks by any third party which would confer upon said third party superior rights in such trademarks, (ii) Videonics have adequately policed all trademarks against third party infringement and (iii) the registered trademarks have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates.

         (f) Except as would not be materially adverse to Videonics, Videonics has taken all reasonable steps in accordance with normal industry practice to protect Videonics' rights in confidential information and trade secrets of Videonics. Without limiting the foregoing and except as would not be materially adverse to Videonics, Videonics has and enforces a policy of requiring each employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially consistent with Videonics' standard forms thereof. Except under confidentiality obligations, to the knowledge of Videonics, there has been no material disclosure by Videonics of material confidential information or trade secrets.

Section 3.19 Insurance. Section 3.19 of Videonics Disclosure Schedule sets forth a true and complete list of all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Videonics. There is no claims by Videonics pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and Videonics is otherwise in full compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage), and Videonics shall maintain in full force and effect all such insurance during the period from the date hereof through the Closing Date. Such policies of insurance and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to those of Videonics and reasonable in light of the assets of Videonics. To the knowledge of Videonics as of the date hereof, there is not any threatened termination of or material premium increase with respect to any of such policies or bonds.

Section 3.20 Ownership of Securities. As of the date hereof, neither Videonics nor, to Videonics' knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Focus, which in the aggregate represent 10% or more of the outstanding shares of Focus Common Stock.

Section 3.21 Certain Contracts. All contracts described in Item 601(b)(10) of Regulation S-K to which Videonics is a party or may be bound ("Videonics Contracts") have been filed as exhibits to, or incorporated by reference in, Videonics' Annual Report on Form 10-K for the year ended December 31, 1999. All Videonics Contracts are valid and in full force and effect on the date hereof. Each such Videonics Contract is in full force and effect, is a valid and binding obligation of Videonics and, to the knowledge of Videonics, of each other party thereto and is enforceable against Videonics in accordance with its terms, and, to the knowledge of Videonics, enforceable against each other party thereto, in each case except to the extent the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar Law now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law), and there has not occurred any material default by any party thereto which remains unremedied as of the date hereof. No condition exists or event has occurred which (whether with or without notice or lapse of time or both, or the happening or occurrence of any other event) would constitute a default by Videonics or, to the knowledge of Videonics, any other party thereto under, or result in a right in termination of, any Videonics Contract.

Section 3.22 Certain Business Practices. As of the date hereof, neither Videonics nor any director, officer, employee or agent of Videonics has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

Section 3.23 Interested Party Transactions. Except as disclosed in Videonics SEC Reports, Videonics is not indebted to any director, officer, employee or agent of Videonics (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such Person is indebted to Videonics, and there have been no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Securities Act and the Exchange Act.


                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF FOCUS

Except as expressly disclosed in the Focus Filed SEC Reports (as defined below) (including all exhibits referred to therein) or as set forth in the disclosure schedule delivered by Focus to Videonics as provided for herein (the "Focus Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant as specified therein), Focus hereby represents and warrants to Videonics as follows:

Section 4.1 Organization and Qualification; Subsidiaries. Focus and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Focus and each of its Subsidiaries has the requisite corporate power and authority and any necessary Governmental Authority, franchise, license, certificate or permit to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary.

Section 4.2 Certificate of Incorporation and Bylaws. Focus has heretofore furnished, or otherwise made available, to Videonics a complete and correct copy of the Certificate of Incorporation and the bylaws, each as amended to the date hereof, of Focus and each of its Subsidiaries. Such Certificate of Incorporation and bylaws are in full force and effect. Neither Focus nor any of its Subsidiaries is in violation of any of the provisions of its respective Certificate of Incorporation.

Section 4.3 Capitalization.

         (a) The authorized capital stock of Focus consists of (i) 3,000,000 shares of preferred stock, par value $0.01 per share, none of which are outstanding or reserved for issuance, and (ii) 30,000,000 shares of Focus Common Stock, of which, as of July 31, 2000, (A) 25,857,871shares were validly issued and outstanding as fully paid and non-assessable, (B) 450,000 shares were held in the treasury of Focus, (C) 2,977,451 shares were issuable upon the exercise of options outstanding under the Focus employee stock option plans, and (D) 632,429 shares were reserved for issuance in connection with outstanding warrants. In addition to the foregoing, 2,500,000, 390,000 and 3,000,000 shares of Focus Common Stock have been reserved for issuance by the Board of Directors of Focus, in connection with, respectively, a shelf offering to be filed on Form S-1, warrants granted but not yet issued and employee stock options to be issued by Focus, which reservations shall become effective upon ratification by the shareholders of Focus. Since July 31, 2000, no shares of Focus Common Stock have been issued, except upon the exercise of options described in the immediately preceding sentence. There are no outstanding Focus Equity Rights except for Focus Equity Rights issued to Focus employees in the ordinary course of business. Section 4.3 of the Focus Disclosure Schedule sets forth a complete and accurate list of all outstanding Focus Equity Rights as of July 31, 2000, including the terms and the holder thereof. There are no outstanding obligations of Focus or any of the Focus' Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Focus.

         (b) All of the outstanding capital stock of each of Focus' Subsidiaries is duly authorized and validly issued as fully paid and nonassessable. All of the issued and outstanding capital stock of each of Focus' Subsidiaries is owned by Focus free and clear of any Encumbrances. There are no subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire any shares of the capital stock of any Focus Subsidiary, whether or not presently issued or outstanding and there are no outstanding obligations of Focus or any of Focus' Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of any of Focus' Subsidiaries.

         (c) There are no voting trusts, proxies or other agreements, commitments or understandings of any character to which Focus or any of its Subsidiaries is a party or by which Focus or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of Focus or any of its Subsidiaries.

Section 4.4 Authority Relative to this Agreement.

         (a) Focus has the necessary corporate power and authority to enter into this Agreement and, subject to obtaining the requisite approval of this Agreement and the related increase in the authorized capital of Focus by Focus' shareholders required by the DCL (the "Focus Shareholder Approval"), to perform its obligations hereunder. The execution and delivery of this Agreement by Focus, and the consummation by Focus of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Focus, subject to obtaining the Focus Shareholder Approval. This Agreement has been duly executed and delivered by Focus and, assuming the due authorization, execution and delivery thereof by Videonics, constitutes a legal, valid and binding obligation of Focus, enforceable against it in accordance with its terms.

         (b) The Board of Directors of Focus has directed that this Agreement and the proposed increase in the authorized capital of Focus required to complete the Merger be submitted to the shareholders of Focus for their approval and authorization. An affirmative vote of the majority (50% plus one) of the votes cast, in person or by proxy, by holders of the outstanding Focus Common Stock at a special meeting of the shareholders of Focus (the "Focus Shareholders' Meeting") is the only vote of the holders of any class or series of capital stock of Focus necessary to approve and authorize this Agreement, the Merger and the other transactions contemplated hereby and thereby.

Section 4.5 No Conflict; Required Filings and Consents.

         (a) Except as described in subsection (b) below, the execution and delivery of this Agreement by Focus does not, and the performance of this Agreement by Focus will not, (i) violate or conflict with the Certificate of Incorporation or bylaws of Focus, (ii) conflict with or violate any Law applicable to Focus or any of its Subsidiaries or by which any of their respective property or assets (including investments) is bound or affected,
(iii) violate or conflict with the Certificate of Incorporation or bylaws of any of Focus' Subsidiaries, (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets (including investments) of Focus or any of its Subsidiaries pursuant to, result in the loss of any material benefit under, or result in any modification or alteration of, or require the consent of any other party to, any contract, instrument, permit, license or franchise to which Focus or any of its Subsidiaries is a party or by which Focus, any of such Subsidiaries or any of their respective property or assets (including investments) is bound or affected, except, in the case of clauses (ii) and (iv) above, for conflicts, violations, breaches, defaults, results or consents which, individually or in the aggregate, would not have a Material Adverse Effect on Focus.

         (b) Except for applicable requirements, if any, of the Securities Act Exchange Act Blue Sky Laws, the pre-Merger notification requirements of the HSR Act or Foreign Competition Laws and the filing and recordation of appropriate merger or other documents under the DCL, (i) neither Focus nor any of its Subsidiaries is required to submit any notice, report or other filing with any Governmental Authority in connection with the execution, delivery or performance of this Agreement and (ii) no waiver, consent, approval or authorization of any Governmental Authority is required to be obtained by Focus or any of its Subsidiaries in connection with its execution, delivery or performance of this Agreement.

Section 4.6 SEC Filings; Financial Statements.

         (a) Focus has filed all forms, reports and documents required to be filed with the SEC since May 25, 1993, (collectively, the "Focus SEC Reports", with such Focus SEC Reports filed with the SEC prior to the date hereof being referred to as "Focus Filed SEC Reports"). The Focus SEC Reports (i) were prepared in accordance and complied as of their respective dates with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated under each of such respective acts, and
(ii) did not at the time they were filed (or if amended by a filing prior to the date hereof as of the date of such amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) The financial statements, including all related notes and schedules, contained in the Focus SEC Reports (or incorporated by reference therein) (i) fairly present the consolidated financial position of Focus and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of Focus and its Subsidiaries for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments and (ii) in the case of financial statements included in

Focus SEC Reports, complied in all material respects with applicable accounting requirements of the SEC.

Section 4.7 Absence of Certain Changes or Events. Except as disclosed in the Focus Filed SEC Reports and in Section 4.7 of the Focus Disclosure Schedule, since December 31, 1999, (i) Focus and its Subsidiaries have not incurred any liability except in the ordinary course of their businesses consistent with their past practices and which will not, either individually or in the aggregate, have a Material Adverse Effect on Focus or any of its Subsidiaries,
(ii) there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations of Focus or any of its Subsidiaries which has had, or is reasonably likely to have, a Material Adverse Effect on Focus or any of its Subsidiaries, and (iii) Focus and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices.

Section 4.8 Litigation. Except for the matter of CRA Systems, Inc. v. Focus Enhancements, Inc. and other matters previously disclosed in the Focus SEC Reports, there are no Actions pending or, to Focus' knowledge, threatened against Focus or any of its Subsidiaries, or any properties or rights of Focus or any of its Subsidiaries, by or before any Governmental Authority, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Focus or any of its Subsidiaries or prevent, materially delay or intentionally delay the ability of Focus to consummate transactions contemplated hereby. Neither Focus nor any of its Subsidiaries is subject to any claim or order which, individually or in the aggregate, has or might have a Material Adverse Effect on Focus or its Subsidiaries.

Section 4.9 Permits; No Violation of Law. The businesses of Focus and its Subsidiaries are not being conducted in violation of any Law, or in violation of any Permits, except for possible violations none of which, individually or in the aggregate, may have a Material Adverse Effect on Focus or any of its Subsidiaries. No investigation or review by any Governmental Authority (including any stock exchange or other self- regulatory body) with respect to Focus or its Subsidiaries in relation to any alleged violation of Law is pending or, to Focus' knowledge, threatened, nor has any Governmental Authority (including any stock exchange or other self-regulatory body) indicated an intention to conduct the same, except for such investigations which, if they resulted in adverse findings, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Focus. Neither Focus nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any Governmental Authority that materially restricts the conduct of its business or which may reasonably be expected to have a Material Adverse Effect on Focus, nor has Focus or any of its Subsidiaries been advised that any Governmental Authority is considering issuing or requesting any of the foregoing.

Section 4.10 Proxy Statement. None of the information supplied or to be supplied by or on behalf of Focus for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of Focus for inclusion or incorporation by reference in the Proxy Statement, in definitive form, relating to the meetings of Videonics and Focus shareholders to be held in connection with the Merger, or in the Joint Proxy Statement will, at the dates mailed to shareholders and at the times of the Videonics shareholders' meeting and the Focus shareholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement and the Joint Proxy Statement (except for information relating solely to Videonics) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

Section 4.11 Employee Matters; ERISA.

         (a) Section 4.11(a) of the Focus Disclosure Schedule contains a true and complete list of each deferred compensation, incentive compensation, stock purchase, stock option and other equity compensation plan; each "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA; each "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); and each other material employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by Focus or any entity, or any of its Subsidiaries, any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with Focus within the meaning of Section 414 of the Code or which could be deemed a "single employer" within the meaning of
Section 4001(b) of ERISA (a "Focus ERISA Affiliate"), or to which Focus or a Focus ERISA Affiliate is a party, whether written or oral, for the benefit of any director, employee or former employee of Focus or Focus ERISA Affiliate, whether or not such plan has been terminated (the "Focus Plans"). There are no restrictions on the ability of Focus, its Subsidiaries or any Focus ERISA Affiliates to amend, modify or terminate any Focus Plan.

         (b) With respect to each Focus Plan, Focus has heretofore made available to Focus true and complete copies of the Focus Plan and any amendments thereto (or if the Focus Plan is not a written Focus Plan, a description thereof), any related trust or other funding vehicle, the three (3) most recent reports or summaries required under ERISA or the Code, the most recent audited financial statements and most recent determination letter received from the Internal Revenue Service with respect to each Focus Plan intended to qualify under Section 401 of the Code.

         (c) No Focus Plan is subject to Title IV of ERISA or Section 412 of the Code, nor is any Focus Plan a "multiemployer pension plan", as defined in
Section 3(37) of ERISA, or subject to Section 302 of ERISA. No Focus Plan is a "single-employer plan under multiple controlled groups" as described in Section 4063 of ERISA.

         (d) Except as would not be materially adverse to Focus, each Focus Plan has been operated and administered in all respects in accordance with its terms and applicable Law, including ERISA and the Code. There has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Focus Plan; there are no claims pending (other than routine claims for benefits) or threatened against any Focus Plan or against the assets of any Focus Plan, nor are there any current or threatened Encumbrances on the assets of any Focus Plan. Focus and the Focus ERISA Affiliates have performed all obligations required to be performed by them under, are not in default under or violation of, and have no knowledge of any default or violation by any other party with respect to, any of the Focus Plans. All contributions required to be made to any Focus Plan under applicable Law or the terms of the respective Focus Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Focus Plan for the current plan years; except as disclosed on Section 4.11(d) of the Focus Disclosure Schedule, the transaction contemplated herein will not directly or indirectly result in an increase of benefits, acceleration of vesting or acceleration of timing for payment of any benefit to any participant or beneficiary under any Focus Plan.

         (e) Each Focus Plan  intended to be  "qualified"  within the meaning of
Section 401(a) of the Code and the trusts maintained thereunder that are intended to be exempt from taxation under Section 501(a) of the Code have received a favorable determination or other letter indicating that they are so qualified, and no event has occurred since the date of said letter(s) that could reasonable be expected to materially adversely affect the qualification of such Focus Plan.

         (f) No Focus Plan or written or oral agreement provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for directors, employees or former employees of Focus or any of its Subsidiaries or Focus ERISA Affiliates for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable Law, (ii) death benefits under any "pension plan" or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

         (g) No amounts payable under the Focus Plans will fail to be deductible for federal income Tax purposes by virtue of Section 280G of the Code.

         (h) The execution, delivery and performance of, and consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of Focus or any Focus ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer, or (iii) accelerate the vesting of any stock option or of any shares of restricted stock.

Section 4.12 Employment and Labor Matters.

         (a) Except as set forth in Section 4.12(a) of the Focus Disclosure Schedule, as of the date hereof, there are no material employment, consulting, severance pay, continuation pay, termination or indemnification agreement or other similar agreements of any nature (whether in writing or not) between Focus or any Subsidiary and any current or former shareholder, officer, director, employee, or any consultant. Except as set forth in Section 4.12(a) of the Focus Disclosure Schedule, no individual will accrue or receive additional benefits, service or accelerated rights to payments under any Focus Agreement or any of the agreements set forth in Section 4.12(a) of the Focus Disclosure Schedule, including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a result of the transaction contemplated herein that could result in the payment of any such benefits or payments. Neither Focus nor any Subsidiary is delinquent in payments to any of its employees or consultants for any wages, salaries, commissions, bonuses or other compensation for any services. None of Focus' or any Subsidiary's employment policies or practices is currently being audited or investigated by any Governmental Authority. There are no threatened or pending Actions alleging claims against Focus or any Subsidiary brought by or on behalf of any employee or other individual or any Governmental Authority with respect to employment practices.

         (b) Except as set forth in Section 4.12(b) of the Focus Disclosure Schedule, there are no controversies pending or threatened, between Focus or any of its Subsidiaries and any of their respective employees and employee relations are, in general, considered to be good; neither Focus nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Focus or its Subsidiaries nor are there any activities or proceedings of any labor union to organize any such employees of Focus or any of its Subsidiaries; during the past five years there have been no strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of Focus or any of its Subsidiaries. Focus does not have nor at the Closing will the company have any obligation under the Worker Adjustment and

Retraining Notification Act (the "WARN Act"). Focus and each of its Subsidiaries is in material compliance with all applicable state, local, federal and foreign employment, wage and hour, labor and other applicable laws.

Section 4.13 Environmental Matters. Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Focus or any of its Subsidiaries: (i) each of Focus and its Subsidiaries has complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by it or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by it or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by it or any of its Subsidiaries;
(iv) neither it nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither it nor any Subsidiary has been associated with any release or threat of release of any Hazardous Substance; (vi) neither it nor any Subsidiary has received any notice, demand, letter, claim or request for information alleging that it or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) neither it nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Authority or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are not circumstances or conditions involving it or any of its Subsidiaries that could to result in any claim, liability, investigations, costs or restrictions on the ownership, use, or transfer of any of its properties pursuant to any Environmental Law.

Section 4.14 Absence of Restrictions on Business Activities. Except as set forth in Section 4.14 of Focus Disclosure Schedule, there is no agreement or order binding upon Focus or any of its Subsidiaries or any of their properties which has had or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Focus or any of its Subsidiaries or the conduct of business by Focus or any of its Subsidiaries as currently conducted. Neither Focus nor any of its Subsidiaries is subject to any non-competition or similar restriction on their respective businesses. Neither Focus nor any of its Subsidiaries has at any time entered into, or agreed to enter into, any interest rate swaps, caps, floors or option agreements or any other interest rate risk management arrangement or foreign exchange contracts.

Section 4.15 Title to Assets; Leases. Except as described in Section 4.15 of Focus Disclosure Schedule, Focus owns no real property. Section 4.15 of Focus Disclosure Statement sets forth a true and complete list of all real property leased by Focus or any of its Subsidiaries, and the aggregate monthly rental or other fee payable under such lease. Except as described in Section 4.15 of the Focus Disclosure Schedule, Focus and each of its Subsidiaries has good and marketable title to all of their properties and assets, free and clear of all Encumbrances, charges and encumbrances, except Encumbrances for Taxes (as defined below) not yet due and payable and such Encumbrances or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby. All leases pursuant to which Focus or any of its Subsidiaries lease real or personal property from others are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of material default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which Focus or such Subsidiary has not taken adequate steps to prevent such a default from occurring).

Section 4.16 Brokers. Except as disclosed in Schedule 4.16 of the Focus Disclosure Schedule, the arrangements which have been disclosed to Videonics prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's, investment banking or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Focus or any of its Subsidiaries.

Section 4.17 Tax Matters. Except as set forth in Section 4.17 of the Focus Disclosure Schedule:

         (a) All federal, state, local and foreign Tax Returns required to have been filed by Focus or its Subsidiaries have been filed with the appropriate governmental authorities by the due date thereof including extensions; and correctly and completely reflect all material Tax liabilities of Focus and its Subsidiaries required to be shown thereon;

         (b) All Taxes payable by or with respect to Focus or any of its Subsidiaries, have been fully paid or adequately reflected as a liability on Focus' financial statements included in the Focus SEC Reports;

         (c) With respect to any period for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, Focus and its Subsidiaries have made due and sufficient accruals for such Taxes in their respective books and records and financial statements;

         (d) Neither Focus nor any of its affiliates has taken, agreed to take or omitted to take any action that would prevent or impede the Merger from qualifying as a tax-free reorganization under Section 368 of the Code;

         (e) No deficiencies for any Taxes have been proposed, asserted or assessed against Focus or any of its Subsidiaries that are not adequately reserved for under GAAP, except for deficiencies that individually or in the aggregate would not have a Material Adverse Effect on Focus. All assessments for Taxes due and owing by or with respect to Focus and each of its Subsidiaries with respect to completed and settled examinations or concluded litigation have been paid. Neither Focus or any of its Subsidiaries has incurred a Tax liability since December 31, 1999 other than those incurred in the ordinary course of business.

         (f) Focus is not aware of any material Encumbrances for Taxes upon any assets of Focus or any of its Subsidiaries apart from for Encumbrances not yet due and payable; and

         (g) Neither Focus nor any of its Subsidiaries has requested, or been granted any waiver of any federal, state, local or foreign statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. No extension or waiver of time within which to file any Tax Return of, or applicable to, Focus or any of its Subsidiaries has been granted or requested which has not since expired.

         (h) Other than with respect to its Subsidiaries, Focus is not and has never been (nor does Focus have any liability for unpaid Taxes because it once was) a member of an affiliated, consolidated, combined or unitary group, and neither Focus nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement or is liable for the Taxes of any other party, as transferee or successor, by contract, or otherwise.

         (i) Focus is not presently and has not been a "foreign investment company" as such term is defined in Section 1246(b) of the Code.

         (j) Focus is not presently and has not been a "passive foreign investment company" as such term is defined in Section 1297(a) of the Code.

         (k) Focus is not presently and has not been at any time during the last five years a "controlled foreign corporation" as such term is defined in Section 957(a) of the Code.

         (l) Focus and its Subsidiaries have not made any payments, are not obligated to make any payments, and are not a party to any agreements that under any circumstances could obligate any of them to make any payments that will not be deductible under Section 280G of the Code.

         (m) No unsatisfied deficiency, delinquency or default for any Tax has been ordered, proposed or assessed against or with respect to Focus or any Subsidiary, nor has Focus or any Subsidiary received notice of any such deficiency, delinquency or default which, in any such case, may have a Material Adverse Effect.

         (n)  Focus  has  not  been  a  United  States  real  property   holding
corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

         (o) Focus and each of its Subsidiaries have complied with all applicable Laws relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442 and 3406 of the Code or similar provisions under any foreign Laws) and have, within the time and in the manner required by Law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over under all applicable Laws.

         (p) No property of Focus or any of its Subsidiaries is "tax-exempt use property" as such term is defined in Section 168 of the Code.

         (q) Neither Focus nor any of its Subsidiaries has made an election under Section 341(f) of the Code.

Section 4.18 Intellectual Property.

         (a) Section 4.18(a) of Focus Disclosure Schedule sets forth, for the Intellectual Property owned by Focus and its Subsidiaries, a complete and accurate list of all United States and foreign (a) patents; (b) trademarks, registrations (including material Internet domain registrations) and applications and material unregistered trademarks; and (c) copyright registrations and applications, indicating for each, the applicable jurisdiction, registration number (or application number), and date issued (or date filed).

         (b) All trademarks, patents and copyrights are currently in compliance with all Laws (including the timely post-registration filing of affidavits of use and incontestability and renewal applications with respect to trademarks, and the payment of filing, examination and maintenance fees and proof of working or use with respect to patents), are valid and enforceable, and are not subject to any maintenance fees or actions falling due within ninety (90) days after the Effective Time. No trademark has been or is now involved in any cancellation and, to the knowledge of Focus and its Subsidiaries, no such action is threatened with respect to any of the trademarks. No patent has been or is now involved in any interference, reissue, re-examination or opposing proceeding. To the knowledge of Focus and its Subsidiaries, there are no potentially conflicting trademarks or potentially interfering patents of any third party.

         (c) Section 4.18(c) of Focus Disclosure Schedule sets forth a complete and accurate list of all material license agreements granting to Focus or any of its Subsidiaries any material right to use or practice any rights under any Intellectual Property other than Intellectual Property which is used for infrastructural purposes and is commercially available on reasonable terms (collectively, the "Focus License Agreements"), indicating for each the title and the parties thereto.

         (d) Except as would not be materially  adverse to Focus and each of its
Subsidiaries:

                           (i) Focus or a Subsidiary of Focus owns free and clear of all Encumbrances, all owned Intellectual Property used in Focus' business, and has a valid and enforceable right to use all of the Intellectual Property licensed to Focus and used in Focus' business;

                           (ii) Focus and each of its Subsidiaries have taken reasonable steps to protect the Intellectual Property which Focus or such Subsidiary owns;

                           (iii) The  conduct  of Focus'  and its  Subsidiaries'
                  businesses as currently conducted or contemplated does not infringe upon any Intellectual Property rights owned or controlled by any third party;

                           (iv) There is no Litigation pending or, to the knowledge of Focus, threatened or any written claim from any Person (a) alleging that Focus' activities or the conduct of its businesses or that of any of its Subsidiaries infringes upon, violates, or constitutes the unauthorized use of the Intellectual Property rights of any third party or (b) challenging the ownership, use, validity or enforceability of any Intellectual Property of Focus or any of its Subsidiaries;

                           (v) To the  knowledge of Focus and its  Subsidiaries,
                  no third party is misappropriating, infringing, diluting, or violating any Intellectual Property owned by Focus or any of its Subsidiaries and no such Actions have been brought against any third party by Focus or any of its Subsidiaries;

                           (vi) The execution, delivery and performance by Focus
                  of this Agreement and the consummation of the transactions contemplated hereby will not result in the loss or impairment of or give rise to any right of any third party to terminate any of Focus' or any of its Subsidiaries' right to own any of the Intellectual Property owned by Focus or any of its Subsidiaries or to use any Intellectual Property licensed to Focus or any of its Subsidiaries pursuant to the Focus License Agreements, nor require the consent of any Governmental Authority or third party in respect of any such Intellectual Property; and

                           (vii) The Software  owned or purported to be owned by
                  Focus or any of its Subsidiaries was either (i) developed by employees of Focus or a Subsidiary of Focus within the scope of their employment, (ii) developed by independent contractors who have assigned their rights to Focus or a Subsidiary of Focus pursuant to written agreements or (iii) otherwise acquired by Focus or a Subsidiary of Focus from a third party.

         (e) All trademarks of Focus and its Subsidiaries have been in continuous use by Focus or its Subsidiaries. To the knowledge of Focus (i) there has been no prior use of such trademarks by any third party which would confer upon said third party superior rights in such trademarks, (ii) Focus and its Subsidiaries have adequately policed all trademarks against third party infringement and (iii) the registered trademarks have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates.

         (f) Except as would not be materially adverse to Focus, Focus and/or its Subsidiaries have taken all reasonable steps in accordance with normal industry practice to protect Focus' and its Subsidiaries' rights in confidential information and trade secrets of Focus and/or its Subsidiaries. Without limiting the foregoing and except as would not be materially adverse to Focus, Focus and its Subsidiaries have and enforce a policy of requiring each employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially consistent with Focus' standard forms thereof. Except under confidentiality obligations, to the knowledge of Focus, there has been no material disclosure by Focus or any Subsidiary of Focus of material confidential information or trade secrets.

Section 4.19 Insurance. Section 4.19 of Focus Disclosure Schedule sets forth a true and complete list of all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Focus and its Subsidiaries. There is no claim by Focus or any of its Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and Focus and its Subsidiaries are otherwise in full compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage), and Focus shall, and shall cause its Subsidiaries to, maintain in full force and effect all such insurance during the period from the date hereof through the Closing Date. Such policies of insurance and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to those of Focus and its Subsidiaries and reasonable in light of the assets of Focus and its Subsidiaries. Except for any increase in the premium for the directors' and officers' insurance policy of Focus and any bond posted in connection with a judgment adverse to Focus in the matter of CRA Systems, Inc v. Focus Enhancements, Inc,. to the knowledge of Focus as of the date hereof, there is not any threatened termination of or material premium increase with respect to any of such policies or bonds.

Section 4.20 Ownership of Securities. As of the date hereof, neither Focus nor, to Focus' knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Videonics, which in the aggregate represent 10% or more of the outstanding shares of Videonics Common Stock.

Section 4.21 Certain Contracts. All contracts described in Item 601(b)(10) of Regulation S-K to which Focus or its Subsidiaries is a party or may be bound ("Focus Contracts") have been filed as exhibits to, or incorporated by reference in, Focus' Annual Report on Form 10-KSB for the year ended December 31, 1999. All Focus Contracts are valid and in full force and effect on the date hereof. Each such Focus Contract is in full force and effect, is a valid and binding obligation of Focus or such Subsidiary and, to the knowledge of Focus, of each other party thereto and is enforceable against Focus or such Subsidiary in accordance with its terms, and, to the knowledge of Focus, enforceable against each other party thereto, in each case except to the extent the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar Law now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law), and there has not occurred any material default by any party thereto which remains unremedied as of the date hereof. No condition exists or event has occurred which (whether with or without notice or lapse of time or both, or the happening or occurrence of any other event) would constitute a default by Focus or any of its Subsidiaries or, to the knowledge of Focus, any other party thereto under, or result in a right in termination of, any Focus Contract.

Section 4.22 Certain Business Practices. As of the date hereof, neither Focus nor any of its Subsidiaries nor any director, officer, employee or agent of Focus or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

Section 4.23 Interested Party Transactions. Except as disclosed in Focus SEC Reports, neither Focus nor any of its Subsidiaries is indebted to any director, officer, employee or agent of Focus or any of its Subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such Person is indebted to Focus or any of its Subsidiaries, and there have been no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Securities Act and the Exchange Act.

Section 4.24 Merger Subsidiary. Focus and Merger Subsidiary represent and warrant to Videonics as follows:

         (a) Organization and Corporate Power. Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Merger Subsidiary is a direct, wholly-owned subsidiary of Focus.

         (b) Corporate Authorization. Merger Subsidiary has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the requisite approval of this Agreement by Merger Subsidiary's shareholder as required by DCL (the "Merger Subsidiary Shareholder Approval"), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Merger Subsidiary, and the consummation by Merger Subsidiary of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Merger Subsidiary, subject to obtaining the Merger Subsidiary Shareholder Approval. This Agreement has been duly executed and delivered by Merger Subsidiary and constitutes a valid and binding agreement of Merger Subsidiary, enforceable against it in accordance with its terms.

         (c) Non Contravention. The execution, delivery and performance by Merger Subsidiary of this Agreement and the consummation by Merger Subsidiary of the transactions contemplated hereby do not and will not contravene or conflict with the certificate of incorporation or by-laws of Merger Subsidiary.

         (d) No Business Activities. Merger Subsidiary has not conducted any activities other than in connection with the organization of Merger Subsidiary, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Subsidiary has no Subsidiaries.

                         ARTICLE V CONDUCT OF BUSINESSES
                               PENDING THE MERGER

         Section 5.1 Conduct of Business in the Ordinary Course. Each of Videonics and Focus covenants and agrees that, except as otherwise provided for herein, between the date hereof and the Effective Time, unless the Chairman of the Board of Directors of the other shall otherwise consent in writing, the business of such Party and its Subsidiaries shall be conducted only in, and such entities shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and each of Videonics and Focus and its Subsidiaries will use their commercially reasonable efforts to preserve substantially intact their business organizations, to keep available the services of those of their present officers, employees and consultants who are integral to the operation of their businesses as presently conducted, to maintain in effect all Material Agreements and to preserve their present relationships with significant customers and suppliers and with other persons with whom they have significant business relations. By way of amplification and not limitation, except as expressly contemplated by this Agreement, each of Videonics and Focus agrees on behalf of itself and, in the case of Focus, its Subsidiaries, that they will not, between the date hereof and the Effective Time, directly or indirectly, do any of the following without the prior written consent of the other, as set forth in the first sentence of this Section 5.1:

         (a) (i) except for (A) the issuance of shares of Videonics Common Stock and Focus Common Stock in order to satisfy obligations under the Videonics Plans and Focus Plans in effect on the date hereof and Focus Equity Rights or Videonics Equity Rights issued thereunder and under existing dividend reinvestment plans, which issuances shall be consistent with its existing policy and past practice; (B) grants of stock options with respect to Videonics Common Stock or Focus Common Stock to employees in the ordinary course of business and in amounts and in a manner consistent with past practice; and (C), in the case of Focus, (1) the issuance of up to 2,500,000 shares of Focus Common Stock pursuant to a shelf registration on Form S-1, (2) the posting of Focus Common Stock held in treasury as collateral for the a judgment adverse to Focus in the matter of CRA Systems, Inc. v. Focus Enhancements, Inc. or (3) payment of some or all of Union Atlantic LC's fee for providing investment banking services to Focus in connection with this transaction by the issuance to Union Atlantic of shares of Focus Common Stock in accordance with the agreement attached as Schedule A hereto, issue, sell, pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock of, or any other ownership interest in, such Party or any of its Subsidiaries;
(ii) amend or propose to amend the Certificate or Articles of Incorporation, as the case may be, or bylaws of such Party (other than the increase in the authorized capital of Focus contemplated herein) or any of its Subsidiaries or adopt, amend or propose to amend any shareholder rights plan or related rights agreement; (iii) split, combine or reclassify any outstanding shares of Videonics Common Stock or Focus Common Stock, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to shares of Videonics Common Stock or Focus Common Stock, except for cash dividends to shareholders of Videonics and Focus declared in accordance with existing dividend policy payable to shareholders of record on the record dates consistently used in prior periods; (iv) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of its capital stock, or (v) authorize or propose or enter into any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 5.1(a).

         (b) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any investment in another entity (other than an entity which is a wholly owned Subsidiary of such Party as of the date

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


hereof and other than incorporation of a wholly owned Subsidiary); (ii) except in the ordinary course of business and in a manner consistent with past practice and except for the sub-lease by Focus of its Wilmington facility, sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any assets of such Party or any of its Subsidiaries, except for transactions which do not exceed $100,000 in the aggregate in any 12-month period, no Party shall make any dispositions in excess of an aggregate of $100,000; or (iii) authorize, enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this
Section 5.1(b);

         (c) sell, transfer, lease, license, sublicense, mortgage, pledge, dispose of, encumber, grant or otherwise dispose of any Intellectual Property rights, or amend or modify in any material way any existing agreements with respect to any Intellectual Property rights;

         (d) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee (other than guarantees by Focus of bank debt of its Subsidiaries entered into in the ordinary course of business) or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans, advances or enter into any financial commitments, except in the ordinary course of business consistent with past practice and as otherwise permitted under any loan or credit agreement to which it is a party; authorize any capital expenditures which are, in the aggregate, in excess of $100,000 for it and, in the case of Focus, its Subsidiaries taken as a whole; or enter into or amend in any material respect any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 5.1(d);

         (e) hire or terminate any employee or consultant, except in the ordinary course of business consistent with past practice; increase the compensation (including, without limitation, bonus) payable or to become payable to its officers or employees, except for retention agreements entered into in anticipation of the Merger and except for previously disclosed officers salary increases, increases in salary or wages of employees who are not officers of it or, in the case of Focus, its Subsidiaries in the ordinary course of business consistent with past practices, or grant any severance or termination pay or stock options to, or enter into any employment or severance agreement with any director, officer or other employee of it or, in the case of Focus, any of its Subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees;

         (f) change, any accounting policies or procedures (including procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable) unless required by statutory accounting principles or GAAP;

         (g) create, incur, suffer to exist or assume any Encumbrance on any material assets of it or, in the case of Focus, its Subsidiaries;

         (h) other than in the ordinary course of business consistent with past practice, (A) enter into any Material Agreement, (B) modify, amend or transfer in any material respect or terminate any Material Agreement to which it or, in the case of Focus, any of its Subsidiaries is a party or waive, release or assign any material rights or claims thereto or thereunder or (C) enter into or extend any lease with respect to real property with any third party;

         (i) make any Tax election or settle or compromise any federal, state, local or foreign income tax liability or agree to an extension of a statute of limitations;

         (j) settle any material litigation or waive, assign or release any material rights or claims except, in the case of litigation, any litigation which settlement would not (A) impose either material restrictions on the conduct of the business of it or, in the case of Focus, any of its Subsidiaries or (B) for any individual litigation item settled, exceed $100,000 in cost or value to it or, in the case of Focus, any of its Subsidiaries. Neither Videonics, Focus or any Focus Subsidiaries shall pay, discharge or satisfy any liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except in the ordinary course of business consistent with past practice in an amount or value not exceeding $50,000 in any instance or series of related instances or $100,000 in the aggregate or in accordance with their terms as in effect as of the date hereof;

         (k) engage in any transaction, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any related party, other than those existing as of the date hereof which are listed in the Disclosure Schedule of such party;

         (l) maintain in full force and effect all insurance, as the case may be, currently in effect; and

         (m) take any action which it believes when taken could reasonably be expected to adversely affect or delay in any material respect the ability of any of the Parties to obtain any approval of any Governmental Authority required to consummate the transactions contemplated hereby;

         (n) other than pursuant to this Agreement, take any action to cause the shares of their respective Common Stock to cease to be quoted on any of the stock exchanges on which such shares are now quoted;

         (o) take any action which it believes when taken would cause its representations and warranties contained herein to become inaccurate in any material respect.

         Section 5.2 No Solicitation.

         (a) From the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, neither Party shall, nor shall it permit any of its affiliates to, nor shall it authorize or permit or any of its or their respective officers, directors, employees, representatives or agents (collectively, the "Representatives") directly or indirectly, to (i) solicit, facilitate, initiate or encourage, or take any action to solicit, facilitate, initiate or encourage, any inquiries or the making of any proposal or offer that constitutes an Acquisition Proposal or (ii) participate or engage in discussions or negotiations with, or provide any information to, any Person concerning an Acquisition Proposal or which might reasonably be expected to result in an Acquisition Proposal. Each party shall immediately cease and cause to be terminated and shall cause all of its Representatives to terminate all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal. Each party shall promptly notify all of its Representatives of its obligations under this Section.

         (b) Notwithstanding the foregoing, any Party (the "Solicited Party") may participate in discussions or negotiations with, or furnish information to a third party pursuant to a confidentiality agreement with terms no less favorable to the Solicited Party than those in effect between the Solicited Party and the other Parties hereto if and only if (i) such Solicited Party has submitted an unsolicited bona fide written Acquisition Proposal to the Solicited Party's Board of Directors and (ii) neither the Solicited Party nor any of its Representatives, shall have violated Section 5.2(a) and the

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


Board of Directors of the Solicited Party (A) believes in good faith based on such matters as it deems relevant, including the advice of the Solicited Party's financial advisor, that such Acquisition Proposal constitutes a Superior Proposal, (B) receives a written opinion of outside counsel to the effect that, and based on such advice such Board determines by a majority vote in its good faith judgment that, taking such action is required to satisfy the fiduciary duties of such Board under applicable Law and (C) provides prior written notice to the other Parties of its decision to so participate or furnish.

         (c) Except as set forth in the following sentence, neither the Board of Directors of a Party to this Agreement nor any committee thereof shall (i) approve or recommend, or propose to approve or recommend, any Acquisition Proposal other than the Merger, (ii) withdraw or modify or propose to withdraw or modify in a manner adverse to the other party its approval or recommendation of the Merger, this Agreement or the transactions contemplated hereby, (iii) upon a request by either of the other Parties to reaffirm its approval or recommendation of this Agreement or the Merger, fail to do so within two (2) Business Days after such request is made, (iv) enter, or cause such Party or any Subsidiary of such Party to enter, into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or (v) resolve or announce its intention to do any of the foregoing. The immediately preceding sentence notwithstanding, in the event that prior to approval of the Merger by its shareholders, the Board of Directors of a Party receives a Superior Proposal, the Board of Directors of such party may (i) approve or recommend, or propose to approve or recommend, such Superior Proposal, (ii) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the other Party its recommendation of the Merger, this Agreement or the transactions contemplated hereby, (iii) fail to reaffirm its recommendation of this Agreement or the Merger after a request by the other Party to do so, or
(iv) resolve or announce its intention to do any of the actions set forth in the preceding clauses (i) through (iii), if (1) such Board of Directors receives a written opinion of outside counsel to the effect that, and based on such advice of outside counsel such Board determines by a majority vote of directors in their good faith judgment that, taking such action is required to satisfy the fiduciary duties of such directors and (2) such Party furnishes the other Parties two (2) Business Days' prior written notice of the taking of such action (which notice shall include a description of the material terms and conditions of the Superior Proposal and identify the person making the same).

         (d) In addition to the other obligations of the Parties set forth in this Section 5.2, each Party shall immediately advise the other Party orally and in writing of any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person making the same. Each Party shall inform the other Party on a prompt and current basis of the status and content of any discussions regarding any Acquisition Proposal with a third Party and as promptly as practicable of any change in the price, structure or form of the consideration or material terms of and conditions regarding any Acquisition Proposal or of any other developments or circumstances which could reasonably be expected to culminate in the taking of any of the actions referred to in Section 5.2(c). Nothing contained in this Section 5.2(d) shall prevent any Party hereto from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act.


                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

Section 6.1 Joint Proxy Statement and Registration Statement.

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


         (a) Focus and Videonics shall (i) as promptly as practicable following the date hereof prepare and file with the SEC joint preliminary proxy or information statement relating to the Merger and this Agreement, (ii) obtain and furnish the information required to be included by the SEC in the Joint Proxy Statement and, after consultation with each other, respond promptly to any comments made by the SEC with respect to the Joint Proxy Statement, (iii) cause the Joint Proxy Statement and the prospectus to be included in the Registration Statement, including any amendment or supplement thereto, to be mailed to their respective shareholders at the earliest practicable date after the Registration Statement is declared effective by the SEC, and (iv) use all reasonable efforts to obtain the necessary approval of the Merger and this Agreement by their respective shareholders and, in the case of Focus, use all reasonable efforts to obtain the necessary approval of the increase in the authorized capital of Focus required to complete the Merger. Neither Videonics nor Focus shall file with or supplementally provide to the SEC or mail to its shareholders the Joint Proxy Statement or any amendment or supplement thereto without the prior consent of the other. Videonics and Focus shall fully participate in the preparation of the Joint Proxy Statement and any amendment or supplement thereto and shall consult with each other and their advisors concerning any comments from the SEC with respect thereto.

         (b) Focus shall prepare and file with the SEC a Registration Statement on Form S-4 and the parties hereto shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Focus shall obtain and furnish the information required to be included in the Registration Statement and, after consultation with Videonics, respond promptly to any comments made by the SEC with respect to the Registration Statement.

         (c) The Joint Proxy Statement shall include the recommendation of the Board of Directors of Videonics in favor of approval and adoption of this Agreement and the Merger, except to the extent that Videonics shall have withdrawn or modified its recommendation of this Agreement or the Merger as permitted by Section 5.2.

         (d) The Joint Proxy Statement shall include the recommendation of the Board of Directors of Focus in favor of approval and adoption of this Agreement, the Merger and the approval of the increase in the authorized capital of Focus required to complete the Merger, except to the extent that Focus shall have withdrawn or modified its approval of the Agreement or the Merger as permitted by Section 5.2.

         (e) Focus and Videonics shall, as promptly as practicable, make all necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the rules and Regulations thereunder and under applicable Blue Sky or similar securities laws, rules and Regulations, and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto.

         (f) The Parties will cooperate in the preparation of the Joint Proxy Statement and the Registration Statement and in having the Registration Statement declared effective as soon as practicable.

Section 6.2 Videonics Shareholders' Meeting. Videonics shall promptly after the date hereof take all action necessary in accordance with CCL and its Articles of Incorporation and bylaws to duly call, give notice of and (unless Focus requests otherwise) hold the Videonics Shareholders Meeting as soon as practicable following the date upon which the Registration Statement becomes effective and shall consult with Focus in connection therewith. Once the Videonics Shareholders Meeting has been called and noticed, Videonics shall not postpone or adjourn (other than for the absence of a quorum and then only to a future date specified by Focus) the Videonics Shareholders

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


Meeting without the consent of Focus. The Board of Directors of Videonics shall declare that this Agreement is advisable and, subject to Section 5.2(c), recommend that this Agreement and the transactions contemplated hereby be approved and authorized by the shareholders of Videonics and include in the Joint Proxy Statement a copy of such recommendations; provided, however, that the Board of Directors of Videonics shall submit this Agreement to the shareholders of Videonics whether or not the Board of Directors of Videonics at any time subsequent to making such recommendation takes any action permitted by
Section 5.2(c). Videonics shall solicit from shareholders of Videonics proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of shareholders required by the CCL to authorize the Merger; provided, however, that this provision shall not prohibit the Board of Directors from taking any action permitted by Section 5.2(c).

Section 6.3 Focus Shareholders' Meeting. Focus shall promptly after the date hereof take all action necessary in accordance with DCL and its Certificate of Incorporation and bylaws to duly call, give notice of and (unless Videonics requests otherwise) hold the Focus Shareholders Meeting as soon as practicable following the date upon which the Registration Statement becomes effective and shall consult with Videonics in connection therewith. Once the Focus Shareholders Meeting has been called and noticed, Focus shall not postpone or adjourn (other than for the absence of a quorum and then only to a future date specified by Videonics) the Focus Shareholders Meeting without the consent of Videonics. The Board of Directors of Focus shall declare that the Merger is advisable and, subject to Section 5.2(c), recommend that this Agreement and the transactions contemplated hereby be approved and authorized by the shareholders of Focus and that the authorized capital of Focus be increased to permit consummation of the Merger and shall include in the Joint Proxy Statement a copy of such recommendations; provided however, that the Board of Directors of Focus shall submit this Agreement to the Focus shareholders and hold a shareholders' vote to approve an increase in the authorized capital of Focus whether or not the Board of Directors of Focus at any time subsequent to making such recommendation takes any action permitted by Section 5.2(c). Focus shall solicit from shareholders of Focus proxies in favor of the Merger and the increase in the authorized capital of Focus and shall take all other action necessary or advisable to secure the vote or consent of shareholders required by DCL to authorize the Merger and the increase in the authorized capital of Focus; provided, however, that this provision shall not prohibit the Board of Directors from taking any action permitted by Section 5.2(c).

Section 6.4 Consummation of Merger; Additional Agreements.

         (a) Upon the terms and subject to the conditions hereof and as soon as practicable after the conditions set forth in Article VII hereof have been fulfilled or waived, each of the Parties required to do so shall execute in the manner required by the DCL and CCL and deliver to and file with the Secretary of State of the State of Delaware and Secretary of State of the State of California such instruments and agreements as may be required by the DCL and CCL and the Parties shall take all such other and further actions as may be required by Law to make the Merger effective.

         (b) Each of the Parties will comply in all material respects with all applicable laws and with all applicable rules and regulations of any
Governmental Authority in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby. Each of the Parties agrees to use all commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to use all commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to effect all necessary filings under the Securities Act, the Exchange Act and the HSR Act.

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


         (c) Each of Focus and Videonics shall, in connection with the efforts referenced in Section 6.4(a) and (b), (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) promptly inform the other party of any material communication received by such party from, or given by such party to any Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and (iii) consult with each other in advance of any meeting or conference with any such Governmental Authority or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the applicable Governmental Authority or other person, give the other Parties the opportunity to attend and participate in such meetings and conferences.

         (d) In furtherance and not in limitation of the covenants of the Parties contained in Sections 6.4(a), (b) and (c), if any Action, including any Action by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any applicable Law, or if any Law is enacted, entered or promulgated or enforced by a Governmental Authority which would make the Merger or the other transactions contemplated hereby illegal or otherwise prohibit or materially impair or delay consummation of the transactions contemplated hereby or thereby, each of Focus and Videonics shall cooperate in all respects with each other and use all commercially reasonable efforts to contest and resist any such Action, to have vacated, lifted, reversed or overturned any Law, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement and to have such Law repealed, rescinded or made inapplicable. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.4 shall limit a Party's right to terminate this Agreement pursuant to Section 8.1 so long as such Party has up to then complied in all respects with its obligations under this Section 6.4.

         (e) If any objections are asserted with respect to the transactions contemplated hereby under any applicable Law or if any suit is instituted by any Governmental Authority or any private party challenging any of the transactions contemplated hereby as violative of any applicable Law, each of Focus and Videonics shall use its commercially reasonable efforts to resolve any such objections or challenge as such Governmental Authority or private party may have to such transactions under such Law so as to permit consummation of the transactions contemplated by this Agreement.

Section 6.5 Notification of Certain Matters. Each of Videonics and Focus shall give prompt notice to the other of the following:

         (a) the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence would be likely to cause either (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or (ii) directly or indirectly, any Material Adverse Effect on such Party;

         (b) any material failure of such Party, or any officer, director, employee or Agent of any thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and

         (c) any facts relating to such Party which would make it necessary or advisable to amend the Joint Proxy Statement or the Registration Statement in order to make the statements therein not misleading or to comply with applicable Law; provided, however, that the delivery of any

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


notice pursuant to this Section 6.5 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

Section 6.6 Access to Information; Confidentiality.

         (a) From the date hereof to the Effective Time, each of Videonics and Focus shall, and, in the case of Focus, shall cause its Subsidiaries, and its and their officers, directors, employees, auditors, counsel and agents to afford the officers, employees, auditors, counsel and agents of the other Party complete access at all reasonable times to such Party's and its Subsidiaries' officers, employees, auditors, counsel agents, properties, offices and other facilities and to all of their respective books and records (except as may be required by Law), and shall furnish the other with all financial, operating and other data and information as such other Party may reasonably request, including in connection with confirmatory due diligence.

         (b) Each of Videonics and Focus agrees that all information so received from the other Party shall be deemed received pursuant to the Nondisclosure Agreement and such Party shall, and shall cause its Subsidiaries and each of its and their respective Representatives, to comply with the provisions of the Nondisclosure Agreement with respect to such information and the provisions of the Nondisclosure Agreement are hereby incorporated herein by reference with the same effect as if fully set forth herein, provided that such information may be used for any purpose contemplated hereby.

Section 6.7 Public Announcements. Focus and Videonics shall consult with and obtain the approval of the other party before issuing any press release or other public announcement with respect to the Merger or this Agreement and shall not issue any such press release prior to such consultation and approval, except as may be required by applicable Law or any listing agreement related to the trading of the shares of either party on any national securities exchange or national automated quotation system, in which case the party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement. Notwithstanding the foregoing, in the event either party's Board of Directors withdraws its recommendation of this Agreement in compliance herewith, such will no longer be required to consult with or obtain the agreement of the other party in connection with any press release or public announcement.

Section 6.8 Employee Benefit Plans. The Videonics Plans and the Focus Plans in effect at the date hereof shall remain in effect immediately after the Effective Time with respect to classes of employees covered by such plans immediately prior to the Effective Time, provided that, as soon as practicable after the Effective Time, the Board of Directors of Focus will examine the Videonics Plans and the Focus Plans and will select plans for Focus and Videonics that have substantially similar terms to the best of each type of plan currently available to employees of either of Focus or Videonics.

Section 6.9 Succession.

         (a) At the Effective Time, (i) Michael L. D'Addio shall hold the positions of President and Chief Executive Officer of Focus and (ii) Thomas L. Massie shall remain as Chairman of the Board of Focus for the remainder of his current term. If Mr. D'Addio is unable or unwilling to hold such offices as set forth above, his successor shall be selected by the Board of Directors of Focus.

         (b) As soon as practicable after the date hereof, Focus shall enter into an employment agreement effective as of the Effective Time (the "Employment Agreement") with Messr. D'Addio containing arrangements concerning management succession satisfactory to each Party.

Section 6.10 Stock Exchange Listing. Each of the Parties shall use its best efforts to obtain, prior to the Effective Time, the approval for listing on the NASDAQ, effective upon official notice of issuance, of the shares of Focus Common Stock into which the Videonics Common Stock will be converted pursuant to
Article II hereof and which will be issuable upon exercise of options pursuant to Section 2.12 hereof.

Section 6.11 Post-Merger Focus Board of Directors.

         (a) At the Effective Time, one or more of the incumbent directors shall resign from the Board of Directors of Focus so that there shall be sufficient vacancies for the Board of Directors to appoint three directors, one being appointed for each of one, two and three years, and all of whom shall be nominated by Videonics as provided below. After the Effective Time, the Board of Directors of Focus shall be comprised of seven directors as provided below. To the extent possible, the Videonics nominees shall be selected from persons who are directors of Videonics prior to the Effective Time.

         (b) The persons to serve initially on the Board of Directors of Focus at the Effective Time who are Videonics Directors (as defined below) shall be selected solely by and at the absolute discretion of the Board of Directors of Videonics prior to the Effective Time; and the persons to serve on the Board of Directors of Focus at the Effective Time who are Focus Directors (as defined below) shall be selected solely by and at the absolute discretion of the Board of Directors of Focus prior to the Effective Time. In the event that, prior to the Effective Time, any person so selected to serve on the Board of Directors of Focus after the Effective Time is unable or unwilling to serve in such position, the Board of Directors which selected such person shall designate another of its members to serve in such person's stead in accordance with the provisions of the immediately preceding sentence.

         (c) If, at any time prior to September 1, 2002, the number of Videonics Directors is less than three then, subject to the fiduciary duties of the directors, the Board of Directors shall appoint to fill any existing vacancy or vacancies, as appropriate, such person or persons as may be requested by the remaining Videonics Directors (if the number of Videonics Directors is, or would otherwise become, less than three) or by the remaining Focus Directors (if the number of Focus Directors is, or would otherwise become, less than four) to ensure that there shall be four Focus Directors. The provisions of the preceding two sentences shall not apply in respect of any vacancy which occurs after September 1, 2002. The term "Videonics Director" means (i) any person serving as a director of Videonics on the date hereof who becomes a director of Focus at the Effective Time and (ii) any person who subsequently becomes a director of Focus and who is designated by the Videonics Directors pursuant to this paragraph; and the term "Focus Director" means (i) any person serving as a director of Focus on the date hereof who continues as a director of Focus after the Effective Time and (ii) any person who becomes a director of Focus and who is designated by the Focus Directors pursuant to this paragraph. From the Effective Time through September 1, 2002, the Board of Directors shall consist of a number of Directors as described above and such number of Directors shall not be amended.

         (d) Each of Videonics and Focus shall take such action as shall reasonably be deemed by either thereof to be advisable to give effect to the provisions set forth in this section, including but not limited to incorporating such provisions in the bylaws of Focus in effect at the Effective Time.

Section 6.12 Blue Sky. Videonics and Focus will use their best efforts to obtain prior to the Effective Time all necessary blue sky permits and approvals required to permit the distribution of the shares of Focus Common Stock to be issued in accordance with the provisions of this Agreement.

Section 6.13 Tax-Free Reorganization. Each of the Parties will use its best efforts to cause the Merger to qualify as a tax-free reorganization under the Code.


                                   ARTICLE VII
                              CONDITIONS TO MERGER

Section 7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the following conditions:

         (a) Shareholder Approval. The Videonics Shareholder Approval, Focus Shareholder Approval and Merger Subsidiary Shareholder Approval shall have been obtained;

         (b) Amendment of Articles of Focus. The Certificate of Incorporation of Focus shall have been amended to increase the authorized capital of Focus to permit the issuance of Focus Common Stock in accordance with the requirements of
Section 2.2;

         (c) Legality. No Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority which is in effect and has the effect of
(i) making the Merger illegal or otherwise prohibiting the consummation of the Merger or (ii) creating a Material Adverse Effect on Videonics or Focus, with or without including its ownership of Videonics and its Subsidiaries after the Effective Time;

         (d) HSR Act. Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

         (e) Regulatory Matters. All authorizations, consents, orders, permits or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any Governmental Authority (all of the foregoing, "Consents") which are necessary for the consummation of the transactions contemplated hereby, other than Consents which, if not obtained, would not have a Material Adverse Effect on Focus, with or without including its ownership of Videonics and its Subsidiaries after the Merger, or Videonics, shall have been filed, have occurred or have been obtained (all such Consents being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect, provided, however, that a Requisite Regulatory Approval shall not be deemed to have been obtained if in connection with the grant thereof there shall have been an imposition by any Governmental Authority of any condition, requirement, restriction or change of regulation, or any other action directly or indirectly related to such grant taken by such Governmental Authority, which would reasonably be expected to have a Material Adverse Effect on either of (A) Videonics or (B) Focus (either with or without including its ownership of Videonics and its Subsidiaries after the Merger);

         (f) Registration Statement Effective. The Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall then be in effect, and no proceedings for that purpose shall then be threatened by the SEC or shall have been initiated by the SEC and not concluded or withdrawn;

         (g) Blue Sky. All state securities or blue sky permits or approvals required to carry out the transactions contemplated hereby shall have been received;

         (h) Stock Exchange Listing. The shares of Focus Common Stock into which the Videonics Common Stock will be converted pursuant to Article II hereof and the shares of Focus Common Stock issuable upon the exercise of options pursuant to Section 2.12 hereof shall have been duly approved for listing on the NASDAQ, subject to official notice of issuance;

         (i) Consents Under Agreements. Each of Videonics and Focus shall have obtained the consent or approval of any person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby or material agreement, except those which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Videonics or Focus, including its ownership of Videonics and its Subsidiaries after the Merger;

         (j) No Material Adverse Effect. From and including the date hereof, there shall not have occurred any event and no circumstance shall exist which, alone or together with any one or more other events or circumstances has had, is having or would reasonably be expected to have a Material Adverse Effect on Videonics, Focus or any Focus Subsidiary;

         (k) Satisfactory Completion of Due Diligence. Within seven (7) days of the date hereof, both parties shall have satisfactorily completed their due diligence review of the other party and shall be satisfied with the results thereof; and

         (l) Tax Opinion. The parties shall have received an opinion of either Manatt, Phelps & Phillips, counsel to Videonics, or Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC, counsel to Focus, dated as of the Closing Date, in form and substance reasonably satisfactory to the paties, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the Merger constitutes a tax-free reorganization under the Code and therefore: (A) no gain or loss will be recognized for federal income tax purposes by Focus, Videonics or Merger Subsidiary as a result of the formation of Merger Subsidiary and the Merger; (B) no gain or loss will be recognized for federal income tax purposes by the shareholders of Videonics upon their exchange of Videonics Common Stock solely for Focus Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Focus Common Stock); and (C) no gain or loss will be recognized for federal income tax purposes by the shareholders of Focus as a result of the Merger, including the Certificate of Amendment. In rendering such opinion, legal counsel may require and rely upon representations and covenants including representations and covenants contained in officer's certificates of Videonics and Focus.

Section 7.2 Additional Conditions to Obligations of Videonics. The obligations of Videonics to effect the Merger are also subject to the fulfillment of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Focus contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of a date earlier than the date hereof) shall also be true and correct on and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date, provided, however, that for purposes of this Section 7.2(a) only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Focus, either with or without including its ownership of Videonics and its Subsidiaries after the Merger;

         (b) Agreements and Covenants. Focus and Merger Subsidiary shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or before the Effective Time, provided, however, that for purposes of this Section 7.2(b) only, such agreements and covenants shall be deemed to have been complied with unless the failure or failures of such agreements and covenants to have been complied with (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Focus, either with or without including its ownership of Videonics and its Subsidiaries after the Merger;

         (c) Certificates. Videonics shall have received a certificate of an executive officer of Focus to the effect set forth in paragraphs (a) and (b) above;

         (d)  Disclosure  Schedule.  (i) Focus  shall have  delivered  the Focus
Disclosure Schedule within Seven (7) days of the date hereof and (ii) all matters disclosed in the Focus Disclosure Schedule that could have a Material Adverse Effect on Focus shall be matters that were disclosed to Videonics on or before the execution and delivery by Videonics of this Agreement; and

         (e) Stock Option Plan. Focus shall have amended its 2000 Stock Option Plan to increase by 1,000,000 the number of shares of Focus Common Stock reserved for issuance thereunder and shall have submitted such amended plan to its shareholders for approval.

Section 7.3 Additional Conditions to Obligations of Focus. The obligations of Focus to effect the Merger are also subject to the fulfillment of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Videonics contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of a date earlier than the date hereof) shall also be true and correct on and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date, provided, however, that for purposes of this Section 7.3(a) only, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Videonics or Focus (only after including its ownership of Videonics and its Subsidiaries after the Merger);

         (b) Agreements and Covenants. Videonics shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or before the Effective Time, provided, however, that for purposes of this Section 8.3(b) only, such agreements and covenants shall be deemed to have been complied with unless the failure or failures of such agreements and covenants to have been complied with (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Videonics;

         (c) Certificates. Focus shall have received a certificate of an executive officer of Videonics to the effect set forth in paragraphs (a) and (b) above; and

         (d) Disclosure Schedule. (i) Videonics shall have delivered the Videonics Disclosure Schedule within seven (7) days of the date hereof and (ii) all matters disclosed in the Videonics Disclosure Schedule that could have a Material Adverse Effect on Videonics shall be matters that were disclosed to Focus on or before the execution and delivery by Focus of this Agreement.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

Section 8.1 Termination. This Agreement may be terminated at any time before the Effective Time, in each case as authorized by the respective Boards of Directors of Videonics or Focus:

         (a) By mutual written consent of each of Videonics and Focus;

         (b) By either Videonics or Focus if the Merger shall not have been consummated on or before December 31, 2000 (the "Initial Termination Date" and as such may be extended pursuant to this paragraph, the "Termination Date"), provided, however, that if on the Termination Date any of the conditions to the Closing set forth in Sections 7.1(b), (c)(i), (d), (e), (f), (g), (h) or (i) shall not have been fulfilled, but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Termination Date shall be extended to March 30, 2001, (the "Extended Termination Date"); and provided further that if on the Extended Termination Date any of the conditions to the Closing set forth in Sections 7.1(b), (c)(i), (d), (e), (f), (g), (h) or
(i) shall not have been fulfilled, but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Termination Date shall be further extended to June 30, 2001 (the "Final Termination Date"), unless within five days prior to the Extended Termination Date any Party reasonably determines that it is substantially unlikely that any of the conditions to the Closing set forth in Sections 7.1(b), (c)(i), (d), (e), (f),
(g), (h) or (i) will be fulfilled by the Final Termination Date and delivers to the other Parties a notice to such effect. The right to terminate this Agreement under this Section 8.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of any condition to be satisfied;

         (c) By Videonics or Focus if after the date hereof a court of competent jurisdiction or Governmental Authority shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the Parties shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

         (d) (i) by Videonics, (A) if Focus shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (1) is incapable of being cured by Focus prior to the Termination Date and (2) renders any condition under Section 7.1 or 7.2 incapable of being satisfied prior to the Termination Date, or (B) if a condition under Sections 7.1 or 7.2 to Videonics' obligations hereunder cannot be satisfied prior to the Termination Date; (ii) by Focus, (A) if Videonics shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (1) is incapable of being cured by Videonics prior to the Termination Date and (2) renders any condition under Sections 7.1 or 7.3 incapable of being satisfied prior to the Termination Date, or (B) if a condition under Sections 7.1 or 7.3 to Focus' obligations hereunder cannot be satisfied prior to the Termination Date;

         (e) By either of Focus or Videonics if the Board of Directors of the other Party or any committee of the Board of Directors of the other Party (i) shall fail to include in the Joint Proxy Statement its recommendation without modification or qualification that shareholders approve this Agreement and the Merger, (ii) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement or the Merger, (iii) shall fail to reaffirm such approval or recommendation upon such Party's request, (iv) shall approve or recommend any Acquisition Proposal or (v) shall resolve to take any of the actions specified in this Section 8.1(e); or

         (f) By Focus or Videonics if any of the required approvals of the shareholders of Videonics or Focus shall fail to have been obtained at duly held shareholders' meetings of such companies, including any adjournments thereof.

Section 8.2 Effect of Termination.

         (a) In the  event of  termination  of this  Agreement  as  provided  in
Section 8.1 hereof, and subject to the provisions of Section 9.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any of the Parties, except (i) as set forth in this Section 8.2 and in Sections 3.10, 3.16, 4.10, 4.16 and 9.3 hereof, and (ii) nothing herein shall relieve any Party from liability for any willful breach hereof.

         (b) If this  Agreement  (i) is  terminated  by  Videonics  pursuant  to
Section 8.1(e) hereof, (ii) could have been (but was not) terminated by Videonics pursuant to Section 8.1(e) hereof and is subsequently terminated by Focus or Videonics pursuant to Section 8.1(f) because of the failure to obtain the Focus Shareholder Approval, (iii) (A) could not have been terminated by Videonics pursuant to Section 8.1(e) hereof but is subsequently terminated by Focus or Videonics pursuant to Section 8.1(f) because of the failure to obtain the Focus Shareholder Approval, (B) prior to the Focus Shareholders' Meeting there shall have been an Acquisition Proposal, an announcement of any intention with respect to an Acquisition Proposal, or any agreement with respect to an Acquisition Proposal involving Focus or any of Focus' Subsidiaries, and (C) within 12 months after the termination of this Agreement, Focus enters into a definitive agreement with any third party with respect to any Acquisition Proposal, or (iv) is terminated by Videonics as a result of Focus' material breach of Sections 6.1 or 6.3 hereof which, in the case of a breach thereof that can be cured by Focus, is not cured within 30 days after notice thereof to Focus, Focus shall pay to Videonics a termination fee of three hundred thousand dollars ($300,000).

         (c) If this Agreement (i) is terminated by Focus pursuant to Section 8.1(e) hereof, (ii) could have been (but was not) terminated by Focus pursuant to Section 8.1(e) hereof and is subsequently terminated by Videonics or Focus pursuant to Section 8.1(f) because of the failure to obtain the Videonics Shareholder Approval, (iii) (A) could not have been terminated by Focus pursuant to Section 8.1(e) hereof but is subsequently terminated by Videonics or Focus pursuant to Section 8.1(f) because of the failure to obtain the Videonics Shareholder Approval, (B) prior to the Videonics Shareholders' Meeting there shall have been an Acquisition Proposal, an announcement of any intention with respect to an Acquisition Proposal, or any agreement with respect to any Acquisition Proposal involving Videonics, and (C) within 12 months after the termination of this Agreement, Videonics enters into a definitive agreement with any third party with respect to any Acquisition Proposal, or (iv) is terminated by Focus as a result of Videonics' material breach of Section 6.1 or 6.2 hereof which, in the case of a breach that can be cured by Videonics, is not cured within 30 days after notice thereof to Videonics, Videonics shall pay to Focus a termination fee of three hundred thousand dollars ($300,000).

         (d) Each termination fee payable under Sections 8.2(b) and (c) above shall be payable in cash, payable no later than one business day following the delivery of notice of termination to the other Party, or, if such fee shall be payable pursuant to clause (iii) of either of Section 8.2(b) or (c), such fee shall be payable no later than one business day following the day such Party enters into the definitive agreement referenced in such clause (iii).

         (e) Videonics and Focus agree that the agreements contained in Sections 8.2(b) and (c) above are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. In the event of any dispute as to whether any fee due under such Sections 8.2(b) and (c) is due and payable, the prevailing party shall be entitled to receive from the other Party the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, relating to such dispute. Interest shall be paid on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

Section 8.3 Amendment. This Agreement may be amended by the Parties pursuant to a writing adopted by action taken by all of the Parties at any time before the Effective Time; provided, however, that, after approval of this Agreement by the shareholders of Focus and Videonics, no amendment may be made which would (a) alter or change the amount or kinds of consideration to be received by the holders of Videonics Common Stock upon consummation of the Merger, (b) alter or change any term of the Articles of Incorporation of Videonics or the Certificate of Incorporation of Focus (except for the implementation at the Effective Time of the Certificate Amendment) or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of securities of Videonics or Focus. This Agreement may not be amended except by an instrument in writing signed by the Parties.

Section 8.4 Waiver. At any time before the Effective Time, any Party may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only as against such Party and only if set forth in an instrument in writing signed by such Party.


                                   ARTICLE IX
                               GENERAL PROVISIONS

Section 9.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section
8.1  hereof,  as the case may be,  except that (a) the  agreements  set forth in
Article I and Sections 2.2, 2.4, 2.6, 2.7, 2.8, 2.11, 2.12 and 6.11 hereof shall survive the Effective Time indefinitely, (b) the agreements and representations set forth in Sections 3.10, 3.16, 4.10, 4.16, 6.6, 8.2 and 9.3 hereof shall survive termination indefinitely and (c) nothing contained herein shall limit any covenant or Agreement of the Parties which by its terms contemplates performance after the Effective Time.

Section 9.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by telecopy, to the Parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a Party as shall be specified by like notice):

         (a) if to Videonics:

             Videonics Corporation, 1370 Dell Avenue, Campbell, California 95008
             Attention: Michael D'Addio, Chairman and CEO,
             Phone: (408) 866-8300, Fax: (408) 866-4859

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


         with a copy to (which shall not constitute notice):

             Manatt, Phelps & Phillips, 1001 Page Mill Road, Bldg. 2, Suite 100, Palo Alto, California 94304-1006
             Attention: Jerold F. Petruzzelli, Esq.,  Phone: (650) 812-1335,
             Fax: (650) 213-0260

         (b) if to Focus:

             Focus Enhancements, Inc., 600 Research Drive, Wilmington, Massachusetts 01887, Attention: Vice President and General Counsel,
             Phone: (978) 988-5888 Fax: (978) 661-0160

         with a copy to(which shall not constitute notice):

             Mintz, Levin, Cohen, Ferris & Pompeo, One Financial Center, Boston, Massachusetts 02109, Attention: Neil Aronson, Esq.
             Phone: (617) 542-6000  Fax: (617) 542-2241

Section 9.3 Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, except that those expenses incurred in connection with the printing of the Joint Proxy Statement and the Registration Statement, as well as the filing fees related thereto and any filing fee required in connection with the filing of Pre-merger Notifications under the HSR Act, shall be shared equally by Videonics and Focus.

Section 9.4 Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

         (a) "Acquisition Proposal" shall mean any inquiry, proposal or offer from any Person (other than Focus, Merger Subsidiary, Videonics or any of their affiliates) relating to any merger, consolidation, recapitalization, liquidation or other direct or indirect business combination, involving any of the Parties or any of their respective Subsidiaries or the issuance or acquisition of shares of capital stock or other equity securities of any of the Parties or any of their respective Subsidiaries representing 19.9% or more of the outstanding capital stock of such Party or Subsidiary, as the case may be, or any tender or exchange offer that if consummated would result in any Person, together with all affiliates thereof, (other than Focus, Merger Subsidiary, Videonics or any of their affiliates) beneficially owning shares of capital stock or other equity securities of any of the Parties or any of their respective Subsidiaries representing 19.9% or more of the outstanding capital stock of such Party or Subsidiary, as the case may be, or the sale, lease exchange, license (whether exclusive or not), or other disposition of any significant portion of the Intellectual Property rights, or any significant portion of the business or other assets of any Party or any of its Subsidiaries, or any other transaction, the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the consummation of the transactions contemplated hereby or which would reasonably be expected to diminish significantly the benefits to any of the Parties of the transactions contemplated hereby.

         (b) "Actions" means any claim, action, suit, charge, complaint, arbitration, proceeding or announced investigation by or before any Governmental Authority.

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


         (c) "affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person.

         (d) "Blue Sky Laws" means the state securities laws.

         (e) "Commercially reasonable efforts" shall mean those efforts necessary or advisable to advance the interests of the Parties in achieving the purposes and specific requirements and satisfying the conditions of this Agreement, provided that such efforts will not require or include either expense or conduct not ordinarily incurred or engaged in by Parties seeking to implement agreements of this type unless part of a separate mutual understanding of the Parties not contained in this Agreement whether reached before or after the Agreement is executed.

         (f) "Control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

         (g) "Encumbrance" means any security interest granted in assets located in the United States or similar security right granted outside of the United States, pledge, mortgage, lien (including, without limitation, environmental and tax liens), encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

         (h) "Environmental Law" means any Law relating to: (A) the protection, investigation or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release, discharge or threatened release or discharge of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance.

         (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (j) "Focus Equity Rights" shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire any shares of the capital stock of Focus from Focus or any of Focus' Subsidiaries at any time, or upon the happening of any stated event.

         (k) "GAAP" means generally accepted accounting principles applied in a manner consistent with past practice.

         (l) "Governmental Authority" means any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental U.S. or foreign self- regulatory agency, commission or authority or any arbitral tribunal.

         (m) "Hazardous Substance" means any substance that is: listed, classified or regulated pursuant to any Environmental Law, including any petroleum product or by-product, asbestos- containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon.

         (n) "HSR Act" means the pre-Merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         (o) "Intellectual Property" of any Party, means all designs, patents, patent applications and other rights, trademarks, trademark registrations and applications, service marks, service mark registrations and applications, copyrights, copyright registrations and applications, trade or brand names, trade secrets, proprietary manufacturing information, know how, inventions, inventors notes and drawings owned or used by such Party.

         (p) "Knowledge" of any Party shall mean the actual knowledge of the executive officers of such Party.

         (q) "Law" means any federal, state, local or foreign statute, act, law, ordinance, regulation, rule, code, order, decree, judgment, policy, other requirement or rule of law.

         (r) "Material Adverse Effect" means any change in or effect on the business of the referenced corporation or any of its Subsidiaries that is or will be materially adverse to the business, operations (including the income statement), properties (including intangible properties), condition (financial or otherwise), assets, liabilities or regulatory status of such referenced corporation and its Subsidiaries taken as a whole, but shall not include the effects of changes that are generally applicable in (A) the United States economy or (B) the United States securities markets if, in any of (A) or (B), the effect on Videonics or Focus, determined without including its ownership of Videonics after the Merger, (as the case may be) and its respective Subsidiaries, taken as a whole, is not materially disproportionate relative to the effect on the other and its Subsidiaries, taken as a whole. All references to Material Adverse Effect on Focus or its Subsidiaries contained in Article III, IV, VI or VII of this Agreement shall be deemed to refer solely to Focus and its Subsidiaries without including its ownership of Videonics and its Subsidiaries after the Merger.

         (s) "Permits" permits, franchises, licenses, authorizations, certificates, variances, exemptions, orders, registrations or consents that are granted by any Governmental Authority (including any stock exchange or other self-regulatory body).

         (t)   "Person"   means   an   individual,   corporation,   partnership,
association,   trust,   estate,   limited   liability   company,   labor  union,
unincorporated organization, entity or group (as defined in the Exchange Act).

         (u) "SEC" means the United States Securities and Exchange Commission.

         (v) "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (iv) all documentation, including user manuals and training materials, relating to any of the foregoing.

         (w) "Subsidiary" or "Focus Subsidiary" means any corporation or other legal entity of which Focus (either alone or through or together with any other Subsidiary or Subsidiaries), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         (x) "Securities Act" means the Securities Act of 1933, as amended.

         (y) "Superior Proposal" means any bona fide Acquisition Proposal to effect a merger, consolidation or sale of all or substantially all of the assets or capital stock of any of Focus or Videonics which is on terms which the Board of Directors of such Party determine by a majority vote of its directors in their good faith judgment (based on the written opinion, with only customary qualifications, of a financial advisor of nationally recognized reputation that the consideration provided in such Acquisition Proposal likely exceeds the value of the consideration provided for in the Merger), after taking into account all relevant factors, including any conditions to such Acquisition Proposal, the timing of the closing thereof, the risk of nonconsummation, the ability of the person making the Acquisition Proposal to finance the transaction contemplated thereby and any required governmental or other consents, filings and approvals, to be more favorable to the shareholders of such Party than the Merger (or any revised proposal made by the other Party).

         (z) "Tax" or "Taxes" shall mean taxes and governmental impositions of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including but not limited to those on or measured by or referred to as income, franchise, profits, gross receipts, capital ad valorem, custom duties, alternative or add-on minimum taxes, estimated, environmental, disability, registration, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and interest, penalties and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports and information statements, including any schedule or attachment thereto, with respect to Taxes required to be filed with the Internal Revenue Service or any other governmental or taxing authority or agency, domestic or foreign, including consolidated, combined and unitary tax returns.

         (aa) "Videonics Equity Rights" shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire any shares of the capital stock of Videonics from Videonics or any of Videonics' Subsidiaries at any time, or upon the happening of any stated event.

Section 9.5 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

Section 9.7 Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and, except as expressly set forth herein, supersedes any and all other prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and, except for Section 6.11 (Post-Merger Focus Board of Directors), is not intended to confer upon any person other than Videonics, Focus, and Merger Subsidiary and, after the Effective Time, their respective shareholders, any rights or remedies hereunder.

Section 9.8 Assignment. This Agreement shall not be assigned by operation of Law or otherwise.

Section 9.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, without regard to the conflicts of laws provisions thereof; provided that the Merger shall be governed by the Laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, without regard to the conflicts of laws provisions thereof.

Section 9.10 Counterparts. This Agreement may be executed in two or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

Section 9.11 Interpretation.

         (a) Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

         (b) Words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. The plural shall include the singular, and vice versa.

         (c) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

         (d) A reference to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

         (e) All references to "$" and dollars shall be deemed to refer to United States currency unless otherwise specifically provided.

In Witness Whereof, Videonics, Focus and Merger Subsidiary have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

VIDEONICS CORPORATION                              FOCUS ENHANCEMENTS, INC.

By: /s/ Michael L. D'Addio                         By: /s/ Thomas Massie
    ----------------------                             -----------------

Name:    Michael L. D'Addio                        Name:    Thomas L. Massie

Title: Chairman and Chief Executive Officer        Title: Chairman of the Board

                                                   PC VIDEO CONVERSION, INC.

                                                   By: /s/ Christopher Ricci
                                                       ----------------------

                                                   Name:    Christopher P. Ricci

                                                   Title:   Secretary